UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP
            ---------------------------------------------------------
                 (Name of small business issuer in its charter)

                                     Nevada
            --------------------------------------------------------
            (State or jurisdiction of incorporation or organization)

                                      5075
            -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   88-0492134
                      -------------------------------------
                      (I.R.S. Employer Identification No.)

    114 West Magnolia Street, Suite 400-142       Suite 200, 10125 199B Street
             Bellingham, WA 98225                  Langley, BC Canada V1M 3W9
            Telephone: 360-392-3902                  Telephone: 604-882-6520
            Telecopy: 360-733-3941                   Telecopy: 604-882-6521
       --------------------------------        ---------------------------------
       (Address and telephone number of        (Address and telephone number of
         principal executive offices)             principal place of business)


                           Jason McDiarmid, President
                     114 West Magnolia Street, Suite 400-142
                              Bellingham, WA 98225
                             Telephone: 360-392-3902
                             Telecopy: 360-733-3941
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 James R. Kruse
                                 Kevin C. Timken
                        Kruse Landa Maycock & Ricks, LLC
                          Eighth Floor, Bank One Tower
                                50 West Broadway
                           Salt Lake City, Utah 84101
                             Telephone: 801-531-7090
                             Telecopy: 801-531-7091

As soon as practicable after the effective     Approximate date of proposed sale
date of this registration statement.           to the public


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                     Calculation of Registration Fee
================================================================================================================================
 Title of each class of securities to       Amount to be        Proposed maximum       Proposed maximum          Amount of
             be registered                   registered        offering price per     aggregate offering     registration fee
                                                                      unit                 price(1)
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001                          5,000,000              $5.00                $25,000,000              $2,022.50
par value per share
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on a price of $5.00 per share.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    Subject To Completion, Dated July 3, 2003

The information contained in this preliminary prospectus is not complete and may be changed. The Company and selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                5,000,000 Shares
                     Essential Innovations Technology Corp.


--------------------------------------------------------------------------------

This prospectus relates to our offer and sale of 2,534,386 shares of common stock to provide a portion of the capital we need. This is a "best-efforts" offering. There is no minimum number of shares that must be sold.

This prospectus also relates to the resale of up to 2,465,614 shares of common stock held by the selling stockholders. The selling stockholders may offer and sell such shares in transactions:

         (i)      in the over-the-counter market or otherwise;

         (ii) at market prices, which may vary during the offering period, or at negotiated prices; and

         (iii) in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.

The selling stockholders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.

We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the sale of the shares pursuant to this prospectus.

An investment in our shares involves certain risks. We urge you to read the "Risk Factors" section beginning on page 4 and the rest of this prospectus before making an investment decision.

Our common stock is not traded in any established trading market. No securities broker or dealer has agreed to make a market for our common stock after this offering. We cannot assure that any viable trading market will exist for our common stock following this offering.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is __________________, 2003.

                         Prospectus Summary Information

         This prospectus summary contains an overview of the information from the prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the Risk Factors section beginning on page 4, in its entirety before making an investing decision.

         As used in this prospectus, the terms "we," "us" and "our" refer to Essential Innovations Technology Corp., a corporation organized under Nevada law, and our wholly owned subsidiaries, Essential Innovations Corporation, a Canadian corporation, and Essential Innovations Asia Ltd., a Hong Kong company.

Essential Innovations Technology Corp.

         Essential Innovations Technology Corp. is driven to provide eco-friendly lifestyle enhancement solutions for the betterment of energy, water, air and health. We are focusing our efforts on:

         o commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System, which uses efficient geoexchange technology at its core and is currently being used at our Canadian research and development plant to perform heating and cooling functions in that facility;

         o creation of a residential and commercial development in San Marcos, Texas, to demonstrate our EI Elemental Heat Energy System and model a template for future environmentally sustainable, socially responsible land development;

         o development of synergistic industry relationships and alliances, particularly with large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development; and

         o execution of product licensing and distribution agreements for our EI Elemental Heat Energy System as well as our water treatment and alternative health technologies.

Financial Condition and Ability to Continue as a Going Concern

         We are a development-stage company and have had only minimal revenue from operations. For the fiscal year ended October 31, 2002, we incurred a net loss of $613,341, and our cumulative loss from our inception through October 31, 2002, was $795,947. At October 31, 2002, we had a net stockholders' deficit of $186,340. Accordingly, the independent auditors' report accompanying our audited financial statements as of October 31, 2002, included in this prospectus, states that conditions exist that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See consolidated financial statements.

Our Business

     EI Elemental Heat Energy System

         We are currently focused on commercialization of our EI Elemental Heat Energy System. A prototype using the core technology is in operation and has been used to both heat and cool our research and development headquarters in Langley, British Columbia, for more than one year. Our EI Elemental Heat Energy System design uses three heat sources and two heat sinks, which we believe is different than known competitors.

         The core technology of our EI Elemental Heat Energy System is a geothermal heat pump, referred to in the industry as a geoexchange or heat exchange technology. It utilizes an Artificial Intelligence Controls Diagnostics, or AICD, subsystem that regulates and monitors the system and includes both a liquid crystal diode, or LCD, interface and a voice-activated interface for users. Over time, we intend to add a number of enhancements to the core technology; however, the EI Elemental Heat Energy System is a complete and functional system using only the core technology.

         We have identified a private, three-story home in Vancouver, British Columbia, that we will be using as our first field installation and pilot project. In early July 2003, we will begin installation of two EI Elemental Heat Energy Systems, one of which will provide radiant floor heating to the first and second floors, while the other will provide heating for the third floor and cooling for the entire house. The EI Elemental Heat Energy Systems will be replacing a natural gas furnace and a natural gas hot water heater. The installation process will be photographed and made available on our website.

         After installation, each of the two EI Elemental Heat Energy System units will be monitored at our research and development facility through an Internet link. An additional monitoring system will record all commands sent to the system by the residents of the house. This information will be used to focus our development efforts as we work toward making the EI Elemental Heat Energy System commercially available.

         We have entered into an agreement to purchase land for developing an eco-sustainable residential project in San Marcos, Texas, on the site of the Lowman Ranch. We are depositing into escrow 628,134 shares of common stock to be delivered against tender of title and will owe approximately $314,000 at closing. See Business and Property: EI Elemental Heat Energy System:
Demonstration Project Community: San Marcos Eco-Sustainable Development, page
19. If the transaction is closed, we anticipate that we will be able to complete required predevelopment approvals and begin construction of the infrastructure, homes and associated amenities within nine to twelve months from the date of closing. This project will serve as a demonstration development for the commercialization of our various EI Elemental Heat Energy System technologies. It will allow us to test the installation and production aspects of our technologies, market a project, and offer a new environmentally sensitive method of development to other home and resort developers.

     Other Technology

         We also have developed a line of innovative point-of-entry water treatment and purification systems. These units can be designed to meet the requirements of nearly any residential or commercial applications treating and purifying water where it enters the building, whether on municipal or rural water supplies. System configuration and technologies can be customized depending on the water contaminants and the particular production volume and the post-treatment water quality requirements. Technologies that may be included in the overall system designs include media filtration, specific cartridge filtration, ion exchange, reverse osmosis, distillation, ozonation and ultra-violet sterilization. The systems are customizable to suit either residential or commercial water treatment applications. Additionally, we own wastewater aeration technology that we anticipate developing for prototype testing after we near commercialization for the EI Elemental Heat Energy System, our primary technological focus, currently estimated to be approximately 12 to 18 months from the date of this prospectus.

     Marketing and Distribution Agreements with SOTA Instruments Inc.

         Our Asian subsidiary holds an international marketing agreement with SOTA Instruments Inc., a Canadian company, for the exclusive, non-North American rights to certain alternative health technologies that are licensed by Health Canada, the health care products regulatory department of the Canadian government, as Class II devices, which consist of active therapeutic devices intended to be used to administer energy to or to withdraw energy from the human body. Under the exclusive marketing agreement, our Asian subsidiary has agreed to identify persons or entities to enter into exclusive distribution agreements, or "Distributors," with SOTA for the sale of SOTA's alternative health technologies. Under the exclusive marketing agreement, our Asian subsidiary will not make any sales of SOTA's alternative health technologies, but will be paid a commission on sales made by the Distributors we identify. Those devices include:

         o the Silver Pulser, which makes electronically-charged ionic-colloidal silver and introduces microcurrents of electricity to the body;

         o the Magnetic Pulser, which provides an intense, time-variant pulsed DC magnetic field;

         o the Water O3Zonator, which saturates water with ozone for human consumption; and

         o the Bio-Tuner, an electronic system that applies specific frequencies and harmonics to microcurrent energy pulses.

Our Asian subsidiary is currently negotiating the exclusive distribution rights to these same technologies for Hong Kong and for Mainland China. If we were successful in obtaining these exclusive distribution rights, our Asian subsidiary would be marketing SOTA's alternative health technologies directly to consumers and providing customer service and technical support.

         We believe there is a significant market for these products outside North America, particularly in the Asian market, and that the marketing of such products may potentially provide early-stage cash flow to assist us in offsetting the research and development costs of our alternative energy products currently under development.

History and Corporate Information

         Essential Innovations Technology Corp. was incorporated on April 4, 2001, under the laws of the state of Nevada. Our wholly owned subsidiaries are Essential Innovations Corporation, federally incorporated under the laws of Canada February 9, 2001, to perform research and development for the EI Elemental Heat Energy System, and Essential Innovations Asia Ltd., a Hong Kong company incorporated April 9, 2002, to market our alternative health technologies.

         Our United States office is located at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225. Our telephone number is 360-392-3902 and our facsimile number is 360-733-3941. Our administrative, research and development facility is located at Suite 200, 10125-199B Street, Langley,

British Columbia, Canada V1M 3W9. Our telephone number at that facility is 604-882-6520 and our facsimile number there is 604-882-6521.

Summary Consolidated Financial Data

         The following summary of historical consolidated financial information for the six-month period ended April 30, 2003, for the fiscal year ended October 31, 2002, and from the date of inception through October 31, 2001, is derived from our unaudited interim financial statements and the audited consolidated financial statements included in this prospectus:

                                                      Six-Month                        February 9,
                                                     Period Ended       Fiscal        2001 - (Date
                                                      April 30,       Year Ended      of Inception)     Cumulative
                                                         2003         October 31,    to October 31,       (Since
                                                     (unaudited)         2002             2001          Inception)
                                                    --------------- ---------------- ---------------- ----------------
STATEMENT OF OPERATIONS DATA:
   Sales........................................    $           --     $     8,544    $         --      $      8,544
   Loss for the period..........................         1,084,657         613,341         182,606         1,880,604
   Loss per share-basic and diluted.............              0.11            0.07            0.02              0.20
   Weighted average shares......................        10,184,898       9,394,841       8,677,659         9,389,859

BALANCE SHEET DATA (as at):
   Working capital (deficit)....................    $     (238,746)    $  (220,408)   $    (15,302)     $   (238,746)
   Total current assets.........................            44,286           6,568          24,685            44,286
   Long-term debt...............................                                --              --                --
   Total stockholders' equity (deficit).........    $      245,763     $  (186,340)   $     18,374      $    245,763

                                  Risk Factors

Risk Factors Relating to our Business

         We may fail to continue as a going concern.

         We have incurred substantial operating losses and negative cash flows from operations since inception, and our obligations and commitments for the year ending October 31, 2003, exceed the cash we have available. As a result of these conditions, substantial doubt exists about our ability to continue as a going concern, which has been noted by our auditors in their report on our consolidated financial statements for the year ended October 31, 2002.

         We currently have no significant operating capital and are dependent upon the success of this offering to be able to implement our business plan.

         We presently have no significant operating capital and are substantially dependent upon receipt of the proceeds from our sale of a substantial number of shares of this offering to provide the capital necessary to execute our business plan. No person has committed to purchase any shares in this offering and we have no commitments for other funding. In the event that the proceeds from this offering are not sufficient, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

         We cannot assure that we will be able to commercialize our prototype EI Elemental Heat Energy System.

         We have only completed the construction and successful testing of the core technology of our proprietary EI Elemental Heat Energy System prototype and have not yet completed installation of a pilot project. We may be unable to transition this proof-of-theory prototype into an effective or commercially feasible and competitive process. Further, we may be unable to develop or commercialize some or all of the enhancements to the EI Elemental Heat Energy System that we are currently planning. If we are unable to include those enhancements in our EI Elemental Heat Energy System, we may be unable to compete with other manufactures of similar products.

         We may fail in our efforts to develop the San Marcos Eco-Sustainable Development project.

         Although we have no experience in real property development, we are planning to be the developer of record for the San Marcos Eco-Sustainable Development project. The development of a substantial residential project such as we envision for the San Marcos, Texas property is a complex, difficult and capital-intensive enterprise. The developer of record is responsible for obtaining all required permits, coordinating the efforts of multiple contractors and subcontractors on the project, and managing or entering into agreements regarding the sales of the residential properties. Our inexperience and lack of resources may result in our being unable to develop the property efficiently, cost-effectively, or at all.

         Because we have a limited operating history, our business is difficult to evaluate.

         We have a limited operating history that provides no assurance that we will continue to develop products, that we will be able to offer commercial products, that there will be a market for our products and services, or that we will ever operate at a profit.

         We do not currently have revenues, earnings or any significant assets or financial resources. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the very early stages of development. We may encounter problems, delays, expenses and difficulties, many of which may be beyond our control, such as unanticipated results of tests requiring changes in product design, changes in applicable government regulations or related interpretations, market acceptance of our products, and development of competing products by others. We will, in all likelihood, sustain operating expenses without corresponding revenues during the period that it takes us to develop and market commercial applications for our new technologies. This may result in continuing operating losses, which will increase continuously until we can generate revenues that result in a net profit to us. We may be unable to accomplish these objectives. We may not successfully complete the transition from a development-stage company to revenue generation or profitability. Such ability is dependent upon, among other things, our ability to obtain additional working capital to develop, manufacture and market our products and the success of future operations.

         We may not be able to develop proprietary technologies into commercial products or to market those products successfully.

         Our product concepts and designs have not been proven or used commercially. We cannot guarantee that these proprietary elements can be integrated into commercial products that we can market successfully.

         Sales of alternative health technology may expose us to substantial liability.

         If we are able to sell alternative health technologies, those technologies may not have the desired levels of effectiveness or, in fact, be effective at all. It is possible, therefore, that we may be exposed to claims for refunds from consumers who do not achieve the anticipated results. Further, there is always the possibility of unanticipated side effects from the use of the alternative health technologies. Such side effects could result in liability to individual consumers and regulatory action from governmental agencies that could substantially impair our alternative health technology business.

         Our officers and directors are subject to conflicts of interest that may interfere with their judgment regarding our best interests.

         Dr. Diana Allen and Dr. David Rezachek, officers and directors, offer consulting services or are associated with other organizations that may be involved with research, development or marketing of products that are similar to the products we propose to develop and market. We do not have confidentiality or noncompetition agreements in place with these two officers and directors to limit them from working on or consulting on the development of similar technologies. From time to time, such associations may give rise to conflicts of interest that may not be resolved in our favor.

         We may be unable to compete successfully with larger companies with established products in developing and marketing our products for first time use.

         The leading competitors in the geoexchange industry for which our EI Elemental Heat Energy System is targeted, including Econar Energy Systems, Water Furnace International and Hydro Delta, are larger and have well-established competitive products, and we may not be able to complete with them successfully.

         We may be unable to compete with others in marketing our alternative health products in Asian markets.

         In the alternative health industry, there are a number of competitors that are larger, have well-established products, and have already focused on the Asian markets, including Dabur, Terumo and Nikken. We may be unable to overcome the size differences and established products and marketing position in the Asian market to compete with them successfully.

         We are dependent on attracting key employees and retaining the services of key personnel.

         Our performance is substantially dependent on the continued services and performance of our current management and key personnel and recruiting and hiring additional management and key personnel. The loss of the services of any of our prospective executive officers or other key employees could have a material adverse effect on our business, results of operations, and financial condition. In particular, as we continue the process of adapting our new technology to commercial applications, we will be relying on the technical expertise of Steve Wuschke, our chief technical officer, and business development experience of Jason McDiarmid, our chief executive officer. If we are unable to retain Mr. Wuschke or Mr. McDiarmid, or if we are unable to hire suitable sales, marketing and operational personnel, we may not be able to successfully develop, improve, market and sell products based on this new technology. Competition for individuals with the qualifications that we require is intense, and we may not be able to attract, assimilate or retain these highly qualified people. The failure to attract, integrate, motivate and retain these employees could harm our business.

         We have not entered into written employment agreements with any officer, except for our chief financial officer, Kenneth G.C. Telford. We have not obtained key man life insurance on our officers or directors. The loss of the services of any of these individuals would adversely affect development of our business and our likelihood of continuing operations.

         It may be difficult for our stockholders to enforce any civil liabilities against us because many of our officers and substantially all of our operations are currently outside the United States.

         Many of our assets are located outside the United States, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

         We may be unable to protect our intellectual property rights.

         We believe that our success will be dependent to a large extent on proprietary features of our products. We expect that we will continue to use proprietary technologies for future product advancements. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where applicable laws may not protect our proprietary rights as fully as in the United States. In addition, the measures we undertake may not be sufficient to adequately protect our proprietary technology and may not preclude competitors from independently developing products with functionality or features similar to those of our products.

         Third-party claims that we infringe upon their intellectual property rights could be costly to defend or settle.

         Litigation regarding intellectual property rights is common. We may from time to time encounter disputes over rights and obligations concerning intellectual property. Third parties may bring claims of infringement against us. Any litigation to defend against claims of infringement or invalidity, whether or not meritorious, could result in substantial costs and a diversion of resources. Furthermore, a party making a claim could secure a judgment that requires us to pay substantial damages. Our business, operating results, and financial condition could be harmed if any of these events occurred.

         We will be exposed to the risk of product liability.

         The products we intend to sell will carry significant risks of product liability. We may be unable to obtain product liability insurance or, if we are able to do so, we may be unable to do so at rates that will make it cost effective. Any successful product liability claim made against us could substantially reduce or eliminate any economic return to our stockholders or us.

         We have chosen to limit the liability of our directors and indemnify our officers and directors to the maximum extent permitted by law, which may result in costs to our Company.

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Any such claim for indemnification, however, may result in significant costs to us. If we permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

         Our executive officers and major stockholders exercise significant control over our Company, which will significantly limit the ability of purchasers in this offering to exercise any control over our Company.

         As of June 30, 2003, the executive officers and holders of 5% or more of our outstanding common stock together beneficially owned 7,417,714 shares, or approximately 63.0%, of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

         Our financial performance may be affected by fluctuations in the value of the United States dollar as compared to other currencies.

         We expect a substantial portion of our revenues to be based on sales and services rendered to customers outside the United States in Canada and Asia. As a result, our financial performance will be affected by fluctuations in the value of the United States dollar to the Canadian dollar and the relevant Asian currency. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, they may not be cost-effective or fully offset such future currency risks.

Risk Factors Relating to our Common Stock

         There is no established trading market for our securities and we cannot assure that any such market will ever exist.

         There is currently no public market for our common stock. No one has committed to commence a trading market, and we cannot assure a public market will ever develop. Our common stock may not trade at or above the offering price in any market that may develop or may experience dramatic price and volume fluctuations that may be unrelated to our operating performance. Market fluctuations may reduce the market price of our common stock and cause an investor to lose some or all of its investment. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive and emerging nature of our business, the market price of our common stock may rise and fall in response to:

         o        announcements of technological or competitive developments;

         o        acquisitions or strategic alliances by our competitors or us;

         o        the gain or loss of a significant customer or order; and

         o changes in estimates of our financial performance or changes in recommendations by securities analysts.

         We have no earnings and are unlikely to pay dividends if we were to have earnings in the future.

         We have not had any earnings since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends. We intend to retain future earnings for use in our operations and the expansion of our business.

         There are additional shares of common stock available for future sale, which may depress the market price and liquidity of shares purchased in this offering.

         The sale or potential sale of shares of common stock by our present stockholders could have an adverse effect on any trading market for our common stock that may exist in the future. Of the 11,371,041 shares of common stock currently issued and outstanding, 9,411,000 shares were issued in excess of one year ago and 5,750,000 of those were issued more than two years ago. All of such shares were issued without registration under the Securities Act and are "restricted securities," as that term is defined under the Securities Act. However, after one year has passed after such securities were last purchased from us or one of our affiliates, such shares may be available for resale from time to time by means of ordinary brokerage transactions or to market makers in any trading market that may develop pursuant to Rule 144 under the Securities Act, subject to the requirements and limitations imposed by Rule 144. After two years have passed after such securities were last purchased from us or one of our affiliates, such shares can be sold by nonaffiliates without complying with any of the provisions of Rule 144. The possibility of such resales may have a depressive effect on the price and liquidity of our common stock.

         Investors purchasing our common stock in this offering will be subject to substantial and immediate dilution.

         Persons purchasing common stock will likely suffer a substantial and immediate dilution to the net tangible book value of their shares below the purchase price. See Dilution and Comparative Data beginning on page 12.

         There has been no independent due diligence review related to this offering, and potential investors cannot rely on any analysis but their own.

         No securities broker-dealer or other person has been engaged to perform any due diligence or similar review of us, of our common stock, or of this offering on behalf of persons that may purchase common stock in this offering or any other person.

         There are substantial options and warrants outstanding, which may limit our ability to obtain financing in the future and which may be exercised when the effect would be to depress the market price of the common stock.

         We have issued and outstanding options and warrants to purchase up to an additional 3,475,800 shares of common stock at a weighted average exercise price of approximately $0.61 per share. The existence of such options may prove to be a hindrance to future financing, and the exercise of options may further dilute the interests of the stockholders. The possible future resale of common stock issuable on the exercise of such options could adversely affect the prevailing market price of our common stock. Further, the holders of options and warrants may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

                           Forward-Looking Statements

         This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "will," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements.

         Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.

         The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this document. The forward-looking statements included in this document are made only as of the date of this document.



                                 Use of Proceeds

         No person has committed to purchase any shares offered by us in this offering, and we cannot assure that we will receive any proceeds from this offering. The following table illustrates the amount of net proceeds to be received by us on the sale of common stock and the intended uses of such proceeds in their order of priority. For illustrative purposes only, the first column assumes the sale of 750,000 shares of common stock, the second column assumes the sale of 1,500,000 shares of common stock, and the third column assumes the sale of all 2,534,386 shares of common stock offered by us:

                                                                                 Assume Sale of
                                                           ----------------------------------------------------------
                                                             750,000 Shares     1,500,000 Shares    2,534,386 Shares
                                                              ------------        ------------        ------------
Gross proceeds that would be received assuming
  the sale of the number of shares indicated............      $  3,750,000        $  7,500,000        $ 12,671,930
Less offering costs.....................................           (60,000)            (60,000)            (60,000)
                                                              ------------        ------------        ------------
    Net proceeds........................................         3,690,000           7,440,000          12,611,930
                                                              ------------        ------------        ------------

General and administrative expenses.....................         1,096,841           1,846,841           2,268,771
Product development, commercialization and marketing....         1,500,000           3,000,000           3,750,000
Reduction of current liabilities........................           279,159             279,159             279,159
Payment of San Marcos, Texas property purchase note.....           314,000             314,000             314,000
Development of San Marcos, Texas property...............           500,000           2,000,000           3,500,000
Potential other property acquisitions for further
   development..........................................                                                 2,500,000
                                                              ------------        ------------        ------------
    Total uses..........................................      $  3,690,000        $  7,440,000        $ 12,611,930
                                                              ============        ============        ============

         To the extent that we receive insufficient net proceeds from this offering of our common stock, we will restrict our expenditures by implementing cost-cutting measures to reduce general and administrative expenses, slowing the level of product development, particularly enhancements to the core technology of our EI Elemental Heat Energy System slowing our commercialization and marketing efforts, and continuing to defer accrued current liabilities. If funds are not available from the sale of our common stock, we may also seek to extend the terms of payment required on closing of the San Marcos, Texas lands and defer property development pending the availability of other funds through borrowings, a joint venture, or other arrangement. If we cannot fund the planned San Marcos Eco-Sustainable Development, we may be required to sell our interest in the property.

         We have not identified any property for potential purchase, but may seek to acquire additional property for further development and commercialization of our EI Elemental Heat Energy System.

         There can be no assurance that any shares of common stock will be sold or that we will receive any net proceeds from this offering.

         Pending the use of the net proceeds from the offering, any such funds will be invested in investment-grade, short-term, interest-bearing securities, including government obligations and other money market instruments.


                        Common Stock and Dividend Policy

Common Stock

         There is no public trading market for our common stock.

         As of June 30, 2003, we had 11,371,041 shares of common stock issued and 8,700 shares subscribed but unissued, and 400,000 shares of Series A Convertible Preferred Stock subscribed, but unissued. Of those shares, 5,750,000 shares were issued more than two years ago, and 9,411,000 shares were issued more than one year ago, all of which may be eligible for resale subject to the requirements and limitations imposed by Rule 144. We are registering the resale of 2,465,614 shares of common stock for the Selling Stockholders identified in this Registration Statement.

         We have reserved for issuance 3,475,800 shares of common stock upon the exercise of issued and outstanding options and warrants and 400,000 shares of common stock upon the conversion of the Series A Convertible Preferred Stock.

         As of June 30, 2003, there were approximately 90 holders of our common stock.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.

                          Dilution and Comparative Data

Dilution

         As of April 30, 2003, we had an unaudited net tangible book value (total tangible assets less total liabilities) of $245,763, with 10,729,157 shares of common stock outstanding. After adjusting for the $1,500,000 liquidation preference of the Series A Preferred Stock subscribed as of such date, we had a net tangible book deficiency attributable to the common stock of $1,254,237, or approximately $(0.12) per share. The following table illustrates the dilution to the net tangible book value per share of common stock to be sold in this offering, without taking into account any changes after April 30, 2003, as adjusted: (a) the issuance of 750,000 shares and the receipt of $3,690,000 in net proceeds therefrom, (b) the issuance of 1,500,000 shares and the receipt of $7,440,000 in net proceeds therefrom, and (c) the issuance of 2,534,386 shares and the receipt of $12,611,930 in net proceeds therefrom, presented merely for the purpose of illustration:

                                                                    750,000          1,500,000          2,534,386
                                                                  Shares Sold       Shares Sold        Shares Sold
                                                                 -------------      -------------      ------------
Before offering, as adjusted:
  Net tangible (deficiency)...................................   $  (1,254,237)     $  (1,254,237)     $ (1,254,237)
  Net tangible book value per share (1).......................           (0.12)             (0.12)            (0.12)
Assume sale of common stock:
  Pro forma net tangible book value...........................       2,435,763          6,185,763        11,357,693
  Pro forma net tangible book value per share (1).............            0.21               0.51              0.86
  Increase (decrease) per share to present stockholders
  attributable to cash payments made by purchasers of common
  shares under this offering..................................            0.33               0.63              0.98
  Dilution to investors in this offering......................            4.79               4.49              4.14

---------------------
(1) Determined by dividing the number of shares of common stock outstanding into the net tangible book value attributable to our common stock. The pro forma amounts include the net dollar amount received from this offering and the number of shares sold hereunder.

         We have entered into an agreement to purchase certain real property near San Marcos, Texas, and have placed in trust with the seller's attorney for delivery at closing with our $314,000 cash payment, 628,134 shares of common stock to the seller against delivery of a deed to the property. The following table illustrates the dilution to the net tangible book value of our common stock based on our unaudited tangible book value as of April 30, 2003, without taking into account any changes since that date, except for the issuance of 628,134 shares of common stock and our $314,000 cash payment for the purchase of $1,256,267 in real property, as further adjusted, solely for the purposes of illustration, to give effect to (a) the issuance of 750,000 shares and the receipt of $3,690,000 in net proceeds therefrom, (b) the issuance of 1,500,000 shares and the receipt of $7,440,000 in net proceeds therefrom, and (c) the issuance of 2,534,386 shares and the receipt of $12,611,930 in net proceeds therefrom.

                                                                    750,000           1,500,000         2,534,386
                                                                  Shares Sold        Shares Sold       Shares Sold
                                                                 ------------        ------------    ---------------
Before offering, as adjusted:
  Net tangible book value.....................................   $      2,030        $      2,030    $         2,030
  Net tangible book value per share (1).......................           0.00                0.00               0.00
Assume sale of common stock:
  Pro forma net tangible book value...........................      3,692,030           7,442,030         12,613,960
  Pro forma net tangible book value per share (1).............           0.30                0.58               0.91
  Increase (decrease) per share to present stockholders
  attributable to cash payments made by purchasers of common
  shares under this offering..................................           0.30                0.58               0.91

  Dilution to investors in this offering......................           4.70                4.42               4.09

---------------------
(1) Determined by dividing the number of shares of common stock outstanding into the net tangible book value attributable to our common stock. The pro forma amounts include the net dollar amount received from this offering and the number of shares sold hereunder.

Comparative Data

         The following table illustrates the relative amount invested and stock ownership of our existing stockholders, including the common stock equivalents of the 400,000 shares of Series A Preferred Stock outstanding, and investors in this offering, assuming, solely for the purpose of illustration, the sale of 750,000 shares, the sale of 1,500,000 shares, and the sale of all offered 2,534,386 shares, based on our April 30, 2003, unaudited financial statements, except for the issuance of 628,134 shares and an approximately $314,000 note payable for the purchase of real property, as adjusted:

                                                 Shares Purchased               Cash Invested*
                                           ----------------------------- --------------------------
                                                             Percent                       Percent    Average Price
                                              Number        of Total       Amount(s)      of Total      Per Share
                                           -------------- -------------- -------------- -----------  ---------------
750,000 Shares Sold:
  Investors in this offering............         750,000         6.2       $ 3,750,000        83.2     $   5.00
  Existing stockholders.................      11,357,291        93.8           755,407        16.8         0.07
                                              ----------       -----       -----------       -----     --------
                                              12,107,291       100.0       $ 4,505,407       100.0     $   0.37

1,500,000 Shares Sold:
  Investors in this offering............       1,500,000        11.7       $ 7,500,000        90.8      $  5.00
  Existing stockholders.................      11,357,291        88.3           755,407         9.2         0.07
                                              ----------       -----       -----------       -----     --------
                                              12,857,291       100.0       $ 8,255,407       100.0      $  0.64

2,534,386 Shares Sold:
  Investors in this offering............       2,534,386        18.2       $12,671,930        94.4      $  5.00
  Existing stockholders.................      11,357,291        81.8           755,407         5.6         0.07
                                              ----------       -----       -----------       -----     --------
                                              13,891,677       100.0       $13,427,337       100.0      $  0.97

------------------------
* Includes only stock issued for consideration other than services as reflected on the statements of stockholders' equity and comprehensive loss.


            Management's Discussion and Analysis or Plan of Operation

         This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Plan of Operation

         Over the next 12 months, we hope to continue to develop and commercialize our EI Elemental Heat Energy System, develop the San Marcos, Texas, property we have agreed to purchase, and market our alternative health technologies. To date, we have generated only very limited revenue from our operations, have substantial ongoing losses, and do not have enough cash to satisfy our cash requirements for the next six months. In their report on our financial statements for the fiscal year ended October 31, 2002, our auditors stated that conditions exist that raise substantial doubt as to our ability to continue as a going concern.

         Our net losses for the year ending October 31, 2002, and the interim period dated April 30, 2003, of approximately $613,341 and $1,084,657, respectively, are primarily attributable to research and development and distribution chain development costs. As of October 31, 2002, we had total assets of $42,230, total current liabilities of $226,976, and $1,925 in cash. For the six-months ended April 30, 2003, research and development and distribution chain development activity costs were the primary contributor to the resulting additional losses for the period of $1,084,657. As of April 30, 2003, we had total assets of $528,795, consisting almost entirely of media credits acquired in exchange for our preferred stock, total current liabilities of $283,032, and $29,527 in cash.

         For the fiscal year ended October 31, 2002, we had de minimis revenue of $173 from marketing our geoexchange products and $8,371 from our Asia-based alternative health products. This $8,544 aggregate revenue, with a cost of sales of $6,257, constitutes our only revenues since inception. We expect to continue to incur losses at least through fiscal year 2004. In light of the development nature of our Company and the continuing costs of research and development, there can be no assurance that we will generate revenue, achieve or maintain profitability, or initiate and sustain future growth.

         Between inception and April 30, 2003, we obtained net cash of $805,337 from financing activities to provide cash of $709,129 required to fund operating activities and $58,369 for investments. Financing activities generated $647,587 from the issuance of common and preferred stock, $176,698 in net loan proceeds, including $116,656 in advances from stockholders, and $16,042 in tenant inducements. We intend to continue to rely principally on the sale of securities, including the sale of common stock in this offering, and loans from stockholders and others to meet our cash requirements. In addition, as of April 30, 2003, we had prepaid expenses and deposits that included $1,500,000 of media credits, which have been recorded for financial statement purposes at $440,000, that we acquired in consideration of the issuance of 400,000 shares of Series A Preferred Stock under an agreement to acquire $25.0 million in face amount of media credits for an aggregate of $12.5 million. We intend to barter these credits for goods or services we may require for our business or to sell them for cash. We will rely principally on the sale of stock in this offering to meet our requirements for additional capital. We cannot assure that we will be able to sell any offered shares. We have no commitments from anyone to purchase our common stock, to loan us additional funds, or to enable us to realize value from the media credits. There is no assurance that we will be able to continue to effectively raise capital. Even if we are able to continue to access capital, there is no assurance that we will be able to do so at a cost to us that will be economically viable.

         During the six months ended April 30, 2003, we incurred approximately $1,040,000 in general and administrative expenses and $44,000 for research and development expenses, requiring cash of approximately $183,000. Based on this recent experience and our current level of expenditures, we estimate that we will require cash of approximately $375,000 to $400,000 for general and administrative expenses per quarter through October 31, 2004, for ongoing and expanded general and administrative expenses, including salaries to officers and directors, in addition to the funds required for our EI Elemental Heat Energy System, San Marcos Eco-Sustainable Development and alternative health projects. Actual expenditures will depend both on the level of our general and administrative requirements and the availability of funds from this offering or other sources.

         We anticipate that we will require approximately $1.0 million for demonstration, commercialization and initial marketing of the EI Elemental Heat Energy System to the end of our fiscal year ending October 31, 2004, including approximately $20,000 to install the EI Elemental Heat Energy System in a home in Vancouver, British Columbia. We will partially fund this project with revenue generated from a sale of the unit to the homeowner at cost plus a nominal profit. We expect that any limited revenue from the sale of initial units prior to that date will not provide significant funds for further development, commercialization, or marketing. We anticipate that we will require a minimum of

$500,000 for development of the system enhancements for our EI Elemental Heat Energy System and that we would require up to $1,500,000 for the commercialization of all such enhancements. Approximately $250,000 additional available funds will be dedicated to marketing efforts for our alternative healthcare devices in Asia. We may expand our marketing efforts beyond the foregoing to the extent of funds available from the sale of common stock in this offering.

         We intend to borrow from an unrelated lender the $314,000 due the seller on the purchase of the San Marcos, Texas, property on the closing date. We have no loan commitments or credit facilities and cannot assure that we will qualify for any borrowings in view of our financial condition and results of operations. We expect that such borrowing will be secured by a lien on the property purchased and will be repayable pursuant to terms that have not been negotiated. We intend to use proceeds from the sale of our common stock in this offering to repay this indebtedness. In addition, we estimate that we will require at least approximately $2.0 million or more by October 31, 2004, to seek preconstruction approvals, begin installation of roads, utilities, and related infrastructure, and complete related items for development of this parcel. If funds are not available from the sale of our common stock, we may also seek to extend the terms of payment of the San Marcos, Texas, lands on closing and defer property development pending the availability of other funds through borrowings, a joint venture, or other arrangement. If we cannot fund the planned San Marcos Eco-Sustainable Development, we may be required to sell our interest in the property.

         We would require net proceeds from the sale of 900,000 shares of common stock in this offering to meet all of the above requirements. If the offering does not result in at least this amount of net proceeds, and if we are unable to borrow funds secured by our San Marcos, Texas, property, we would be required to severely curtail our activities.



                              Business and Property

Essential Innovations Technology Corp.

         Essential Innovations Technology Corp. is driven to provide eco-friendly lifestyle enhancement solutions for the betterment of energy, water, air and health. We are focusing our efforts on:

         o commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System which uses efficient geoexchange technology at its core and is currently being used at our Canadian research and development facility to perform heating and cooling functions in that facility;

         o development of enhancements to the core technology of our EI Elemental Heat Energy System that we believe would improve its performances and marketability;

         o creation of a residential and commercial development in San Marcos, Texas, to demonstrate our EI Elemental Heath Energy System and model a template for future environmentally sustainable, socially responsible land development;

         o development of synergistic industry relationships and alliances, particularly with large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development; and

         o execution of product licensing and distribution agreements for our EI Elemental Heat Energy System as well as our water treatment and alternative health technologies.

EI Elemental Heat Energy System

         Heat pump technology has been used for decades to provide heat supply to residential, commercial and industrial applications. Over the past decade, the industry has begun to embrace the use of geothermal heat pump technology, extracting heat from the earth to provide the necessary energy for a number of applications.

     Core Technology

         Our EI Elemental Heat Energy System is built around a geothermal heat pump, also referred to in industry as a geoexchange or heat exchange technology. A geothermal heat pump is a renewable energy feature that uses the natural heat storage ability of the earth and/or groundwater to heat or cool a building. The earth absorbs and stores heat energy from the sun. To use that stored energy, heat is extracted from the earth through a liquid medium (groundwater or a propylene glycol solution) and is pumped to the heat pump or heat exchange and then utilized to heat the building. In the summer, the process is reversed to cool the structure.

         Our heat energy system utilizes three heat sources and two heat dissipation sinks in the ongoing generation, transference and storage of heat energy. In summer months and in climatic regions of constant heat, our heat energy exchange system discharges excess heat into available ground water or ground loops containing a liquid heat-transfer medium. During the winter months and in climatic regions of constant cold, the opposite occurs with heat being pulled out of available ground water or ground loops containing a liquid heat-transfer medium.

         Our EI Elemental Heat Energy System is a combination of both the geothermal and air-to-water heat pump technologies and will be classified as a dual or multisource heat pump. We use chlorine-free, commercially available refrigerants that meet applicable environmental requirements and that are effective with the range of operating temperatures of our system.

         We have incorporated a proprietary Artificial Intelligence Controls Diagnostics subsystem, or AICD, designed to regulate and monitor the system for optimum and maximized efficiencies through a program of sophisticated algorithmic calculations. The AICD was designed with functionality in mind, supporting a personal computer interface with a keypad and an LCD screen to make our technological advancements user-friendly. We will have the ability to incorporate state-of-the-art wireless technology with the option to include individual wireless room sensors upon installation.

         The AICD is used to control the determination of the point at which stored heat energy should be extracted and used. The AICD also continually collects data and monitors control logic options and has been designed to be used with modem or advanced Ethernet connection to gather and collect system information from a remote site. As an example of the uses of AICD, it will enable the system to store historical data relating to the length of time it took the system to reach optimum temperature set point. For future operational cycles, that information can then be used to start the energy generation process at precisely the right time to achieve the specified optimum temperature set point when necessary, adjusting for variables such as climate and seasonal conditions.

         The AICD is also equipped with a voice correspondence component, which allows the operator to achieve onsite audible recognition as to the state of the system operating characteristics and conditions that occur within the unit and its controls. When silent recognition is preferred, the audible messages can be blocked and remote notification can be provided. The system is designed to provide standard notifications, such as the outside temperature, set point and inside temperature, as well as troubleshooting notifications, such as noting the changeover from heating to cooling, the existence of a fouled or dirty filter, and other malfunctions.

         An essential part of the functionality of our EI Elemental Heat Energy System is the liquid crystal diode, or LCD, interface. The LCD display constantly displays active and stored data, providing the operator with continual assurance of quality of service and performance. The keypad is outfitted with simple, easy to understand colored pads and directional arrows that make acquiring data and information worry-free. Our EI Elemental Heat Energy System includes the ability to communicate to a personal computer that can display graphical information that can be modified. We expect to continue testing and revising the graphical user interface for broad application and adaptability by the user.

         This core technology is currently being used in our research and development facility and will be installed in our pilot project. Although we have a number of planned enhancements that we intend to add to this core technology, the EI Elemental Heat Energy System is a complete unit using only the core technology.

     Planned Enhancements to the EI Elemental Heat Energy System

         There are a number of enhancements to the EI Elemental Heat Energy System that we have in the early stages of development. All of these enhancements will require substantial additional work before we can consider integrating them with the core technology, and we cannot assure that we will ever be able to do so.

         Phase Change Module Technology

         We are working to develop a proprietary phase change module that can store substantial amounts of heat energy at a minimal cost. One or more phase change modules could then be incorporated with the EI Elemental Heat Energy System. We have completed a preliminary proof-of-concept and drawings, but have not yet finalized the proof-of-concept, constructed a phase change module, or written the software necessary to integrate it into the system. We intend for the phase change module to be used efficiently as either a heat source or a heat storage sink. The benefits of the phase change module would be most evidently realized when addressing the periods accompanying peak heating demand and peak cooling demand. The ability to use stored heat energy on demand, without having to recreate it, would reduce heating costs. This proprietary subsystem would reduce costs by storing excess heat that would otherwise be wasted and by reducing the size and cost of other system components.

         Solar Design

         We hope to put into effect a proprietary solar director to use solar energy to reduce the total cost of system operation. We have completed our proof-of-concept and drawings of the solar director, but have not yet constructed the solar director or written the software necessary to integrate it into the system. We intend for our AICD subsystem to continually calculate the optimal positioning of a solar director. By facilitating energy absorption, the solar director would relieve the load on the ground loop system, thereby reducing the cost of the heat pump installation and by permitting the installation of a smaller ground loop system in the overall design. The heat energy gathered from the sun could then be used to heat domestic hot water, supply heat on demand during the day, or store heat during the day in phase change modules for use at night.

         Stealth Fan Technology

         We are working on proprietary fan technology we call "Stealth Fan" technology because we expect it to be highly efficient, nearly maintenance-free, and virtually silent in operation. We have completed our proof-of-concept and drawings, but have not yet constructed a fan or tested our Stealth Fan technology. Our goal is to develop a unique, adaptable and superior fan as an element within our EI Elemental Heat Energy System.

         Pump Technology

         We are currently negotiating with William Baumgartner, a member of our board of directors, to obtain an exclusive license to development-stage pump technology, with a goal of reducing maintenance requirements, providing longer and broader operating parameters, and supplying more efficient control of the fluid mediums when being pumped within the system. Mr. Baumgartner has completed a proof-of-concept and a pump has been constructed and tested preliminarily. This pump technology would replace the pump technology currently used in the core technology of the EI Elemental Heat Energy System.

         Electrical Generation

         We believe it is possible for our heat exchange technology to provide not only the ability to create heat energy, but also to take excess heat energy and convert it into usable electrical energy. The role of an electrical generation subsystem would be to produce electrical energy that can either be stored for later use or used on demand. If there were no demand for heat, the system could then be used exclusively for generation of electricity. We have completed our preliminary proof-of-concept, but have not yet finalized our proof-of-concept, prepared the drawings, or constructed our electrical-generation subsystem.

     EI Elemental Heat Energy System Pilot Project

         We are currently principally focused on commercialization of our EI Elemental Heat Energy System. A prototype using the core technology is in operation and has been used to both heat and cool our research and development headquarters in Langley, British Columbia, for more than one year. Based on this operating experience, we have identified a private, three-story home in Vancouver, British Columbia, that we will be using as our first field installation and pilot project. In the first week of July 2003, we will begin installation of two EI Elemental Heat Energy Systems, one of which will provide radiant floor heating to the first and second floors, while the other will provide heating for the third floor and cooling for the entire house. The EI Elemental Heat Energy Systems will be replacing a natural gas furnace and a natural gas hot water heater. The installation process will be photographed and made available on our website.

     Demonstration Project Community: San Marcos Eco-Sustainable Development

         We have entered into an agreement to purchase property in San Marcos, Texas, on the site of the Lowman Ranch, to undertake an eco-sustainable, commercial and residential real estate development project. The San Marcos Eco-Sustainable Development is being planned both to demonstrate our energy-saving technologies and development features reflecting the philosophy of eco-sustainability. The property is adjacent to Interstate 35, approximately 26 miles south of Austin, Texas, and approximately 46 miles north of San Antonio. We anticipate that we will be able to begin construction of the homes and associated amenities within nine to twelve months from the closing of the property purchase transaction. We are depositing 628,134 shares of our common stock into escrow to be delivered against tender of title and will owe approximately $314,000 on closing.

         The East Centerpoint Road property site is located one-tenth of a mile east of the interstate on a rise overlooking a regional outlet mall. The site is currently in agricultural use and suitable for commercial development. We anticipate that we may have our manufacturing facility on the property we are acquiring. This property could also be used for mixed-use development.

         The East Hunter Road site will be the location of a residential development consisting of between 300 to 400-multi-family residences housed within a landscaped gated and secure community. This will be planned as an eco-sustainable community to demonstrate the EI Elemental Heat Energy System and proprietary water treatment systems we are developing.

         Immediately following the close of the property purchase, we intend to undertake efforts to obtain required preconstruction planning, zoning and other approvals as we complete related site planning engineering and design. As these steps are completed, we intend to install roads, utilities and related infrastructure for the initial phases of the development. We will select the location and size of phases and determine whether they will be developed principally for commercial or residential purposes based on projected development costs, anticipated demand, potential financial return, and related risks. We may sell improved residential or commercial building sites, construct and sell commercial buildings or homes, or both.

     Additional Niche Marketing Opportunity

         We are exploring a strategic opportunity we have identified to market our EI Elemental Heat Energy System to native communities as an environmentally friendly, economical heating and cooling alternative.

         We are working to establish demonstration projects for our EI Elemental Heat Energy System in British Columbia, while exploring access to other marketplaces with the goal of initiating projects to provide a baseline reference to market to the indigenous communities of broader Canada, the United States, Australia and New Zealand.

         As one example, in Whistler, British Columbia, the Squamish Nation and Mt. Currie Indian Band have announced that during the summer of 2004 they will begin construction of a cultural center to serve high tourism demand. Whistler is a year-round resort destination of international caliber and the site of many of the events of the 2010 Winter Olympics, recently awarded to Vancouver. We are currently negotiating with the Squamish Nation and the Mt. Currie Indian Band for the installation of the EI Elemental Heat Energy System in the cultural center to provide a visible application of our EI Elemental Heat Energy System.

         The Whistler, British Columbia, and Canadian governments are cooperating in this project, which we believe would offer an opportunity to seek exposure for our product in local, regional, national and international media.

     Anticipated Pricing

         We anticipate that the EI Elemental Heat Energy System will have a target retail price ranging between $4,000 and $10,000 depending upon the total system features.

         In addition to the cost of the system, there will be a significant installation requirement of from $3,000 to $10,000, dependent upon the drilling and trenching requirement. We anticipate that a typical total price for the system and installation will be between $12,000 and $20,000. Although the cost of geoexchange technology has a higher initial capital cost than more conventional heating and cooling technologies, the user will realize substantially reduced operating costs, with payback periods on that additional upfront cost typically between two to five years.

Alternative Health Technologies

         On or about April 9, 2002, we entered into an agreement with SOTA Instruments Inc., or SOTA, of British Columbia, Canada, for the exclusive global marketing rights, excluding Canada and the United States of America, to certain alternative health technologies that are licensed by Health Canada, the health care products regulatory department of the Canadian government, as Class II devices, which consists of active therapeutic devices intended to be used to administer energy to or to withdraw energy from the human body.. Under the exclusive marketing agreement, our Asian subsidiary has agreed to identify persons or entities to enter into exclusive distribution agreements, or "Distributors," with SOTA for the sale of SOTA's alternative health technologies. Under the exclusive marketing agreement, our Asian subsidiary will not make any sales of SOTA's alternative health technologies, but will be paid a commission on sales made by the Distributors we identify. We are negotiating an agreement for the exclusive distribution rights with SOTA for Hong Kong and Mainland China. If we are successful in obtaining the exclusive distribution rights, our Asian subsidiary would be marketing SOTA's alternative health technologies directly to consumers and providing customer service and technical support.

         SOTA is a British Columbia company that has developed a proprietary line of electromechanical alternative health technologies. SOTA has received Health Canada licensing for three of its products:

         o        the Magnetic Pulser

         o        the Silver Pulser

         o        the Bio-Tuner

         This licensing enables SOTA to market the products directly to the medical establishment in Canada. SOTA is continuing work towards licensing in many countries in the world to enable implementation of a specially targeted global marketing campaign handled by our subsidiary, Essential Innovations Asia Ltd.

         We began test marketing in Hong Kong in May 2002, with participation in the Natural Products Expo Asia 2002. During this period of test marketing, we generated revenue of $8,371. Since that time, we have been working to formulate relationships in Hong Kong with importers, wholesalers, distributors and practitioners to build the foundation for our full-scale product launch in August 2003, as SOTA's next-generation units are now ready and being manufactured in Hong Kong. We are working to provide SOTA all of the information and processes required to license through the State Drug Administration of the People's Republic of China, the equivalency of the Federal Drug Administration in the United States. SOTA is seeking to have its newly redesigned units qualify for ISO 9000 status, an international manufacturing quality standard.

         Under the terms of our agreement with SOTA, SOTA agrees to pay us commission based upon net sales at the following rates:

         (a) 20% of net sales for the first year following the start date;

         (b) 15% of net sales for the second year following the start date; and

         (c) 5% of net sales after the end of the second year following the start date.

         As our Asian subsidiary proceeds to establish master dealers that are given exclusive rights in countries around the world, we are then paid based on the commission structure as set out above. Under the distribution agreement we are currently negotiating, we would be the master dealer in Hong Kong and China, meaning that we would receive not only the commission structure described above, but also the mark-up from master dealer to the dealer and/or retail level.

         In consideration of the exclusive international marketing rights to SOTA's products, we granted SOTA options to purchase 200,000 shares of common stock, vesting in the amounts of 50,000 shares in the first year, 50,000 shares in the second year, and 100,000 shares in the third year, at a price of $0.25 per share. We expect to market and distribute the following SOTA products.

         The Silver Pulser

         The Silver Pulser:

         o        makes electrically-charged ionic-colloidal silver, and

         o        introduces micro currents of electricity to the body.

         Ionic-colloidal silver is a natural, antibacterial solution that can be used both internally and externally. Ionic-colloidal silver has long been believed to have antibacterial qualities. Prior to the development of antibiotics by the pharmaceutical industry, ionic-colloidal silver was used extensively within the medical community. Microcurrents of electricity have been demonstrated to enhance the production of ATP (adenosine triphosphate), improve circulation, and alleviate acute and chronic pain.

         The Magnetic Pulser

         The Magnetic Pulser outputs an intense, time-variant, pulsed, DC magnetic field that penetrates up to nine inches. The application of strong-pulsed magnetic fields is believed to improve tissue oxygenation, microcirculation and blood flow, reduce edema as the result of soft tissue injury and fractures, and relieve chronic pain of osteoarthritis and other musculoskeletal conditions. Static or permanent magnet therapy has a long history of use and health benefits. Magnetic therapy is believed to increase oxygen in cells, increase blood circulation, and reduce pain and inflammation. In addition to the benefits of static magnet therapy, pulsed magnetic fields create microcurrents in tissue.

         Through the principle of induction, the DC-pulsed field creates gentle electrical microcurrents in living organic materials that contain an electrolyte such as saline. The result is the same, as with the silver pulser, only the magnetic pulser requires no direct physical contact. The magnetic pulser is not designed to affect the entire body at one time. The round applicator coil is used to target specific local areas such as muscles, bones, lymph glands and internal organs.

         The Water O3Zonator

         The Water O3Zonator saturates eight ounces of water with ozone (O3) in less than two minutes achieving an ORP (Oxidation Reduction Potential) of over 800 millivolts. In the body, ozone is believed to increase oxygen to help flush out toxins. In the process, it decomposes to water (H2O), carbon dioxide (CO2) and oxygen (O2). The benefits from drinking ozonated water are believed to include increased stamina, less fatigue and stiffness after exercise, increased ability to flush toxins out of the body, and increased mental alertness. In addition, when directly ingested in water, ozone is believed to provide a boost to total system oxygenation and enhance natural and rapid detoxification.

         Exclusive Tesla-based technology allows the Water O3Zonator to operate from a 12 volt DC power source like an automobile battery or a solar panel.

         The Bio-Tuner

         The Bio-Tuner is an electronic system that applies specific frequencies and harmonics creating the effect of well-being and deep relaxation. The Bio-Tuner outputs a modified rectilinear waveform with over 500 harmonic frequencies in each pulse.

         The Bio-Tuner is based on cranial electrical stimulation (CES) research and produces over 500 harmonic frequencies to rapidly balance and restore the natural energies of body and mind. Studies have suggested that these subtle energies may be linked to improved memory, creativity, learning and intelligence. Research has shown that microcurrent energy pulses appear to have a profound balancing effect on the individual and tend to produce a state of overall relaxation and well-being.

         CES is thought to act by correcting neurotransmitter imbalances. The microcurrent energy pulses produced by the Bio-Tuner appear to stimulate and rebalance certain brain neurotransmitter chemicals such as endorphins, serotonin and dopamine that may be involved in many stress-related conditions.

Competitive Business Conditions

         There are a number of companies already active in the areas of heat exchange technology development and distribution that are substantially larger and better funded than we are and who have significantly longer histories in the respective marketplace. Our principal competitors for the commercialization of our EI Elemental Heat Energy System will be Econar Energy Systems, Water Furnace International and Hydro Delta, as well as others, almost all of which have greater financial, technical, managerial and marketing resources than we.

         There are many corporations active in marketing alternative health technologies that are larger and better funded than we are and that have longer histories in this industry. A large number of those companies, including Dabur, Terumo and Nikken, are currently marketing their products in Asia. In order to complete, we expect to rely on the efforts of SOTA, which has obtained licensing of its products as Class II medical devices in Canada and is working to obtain licensing in other countries.

Properties

         Our United States office is located in Bellingham, Washington. Our administrative, research and development facility is currently located in Langley, British Columbia, Canada, occupying approximately 7,000 square feet. We have performed significant leasehold improvements to the site. Our current lease expires in 2004 and has a three-year renewal option. In addition, we have the option to lease 2,000 square feet of space if so required. We believe that these facilities will be more than adequate in the future for our continued research and development needs. We plan to use part of the land in Texas, following the closing of that transaction, for a manufacturing plant build-out to accommodate a manufacturing capability for us within the next 18 to 24 months.

         We intend to maintain our research and development in the lower mainland region of British Columbia, Canada, for the foreseeable future because:

         o We believe this particular geographic region is home to other alternative energy companies.

         o We know of no other manufacturer of geoexchange technology in Western Canada.

         o We believe there are available, educated, human resources with particular educational and work experience in the alternative energy field.

         o The Canadian government has programs to grant initiatives and joint environmental development projects and that may enable us to expedite our research and development efforts as we move toward commercialization of the EI Elemental Heat Energy System with members of the federal and provincial funding agencies.

         o This area has strong business and cultural connections to Asia, particularly the Pacific Rim, which we believe will facilitate in dealing with Asian customers, our Asian subsidiary and our potential Asian strategic associates.

         o Travel from Vancouver to numerous destinations in Asia is available on a regular, nonstop basis.

         o We believe we can continue research and development efforts in Canada more economically than in the United States because of the relative strength of the Canadian dollar.

Legal Proceedings

         We are not a party to any material pending proceedings, and no material legal proceedings have been threatened by us or, to the best of our knowledge, against us.



                                   Management

         All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

         The following table sets forth the name, age, and position of each of our current directors and executive officers:

       Name                   Age           Title
----------------------------- --- ----------------------------------------------
Jason McDiarmid               32  President, Chief Executive Officer
                                   and Director
Steve Wuschke                 29  Chief Technical Officer and Director
Kenneth G.C. Telford          54  Secretary/Treasurer, Chief Financial Officer
                                   and Director
David Rezachek, Ph.D., P.Eng. 52  Director
Diana M. Allen, Ph.D.         37  Director
William Yang, P.Eng.          56  Director
William Baumgartner, P.Eng.   71  Director
Jeane Manning                 61  Director
Stevan Perry                  32  Vice-President Systems Integration

         The principal occupation, title and business experience of our executive officers and directors during the past five years, including the names and locations of employers, are indicated below.

Executive Officers

         Jason McDiarmid has been our president, chief executive officer and a director since 2001. Mr. McDiarmid is a 1994 graduate of the British Columbia Institute of Technology in the Department of International Trade and Transportation. From 1997 through 1999, Mr. McDiarmid served as president and founder of Global Diversification Investment Corporation, a company with which he created, wrote, published and distributed "Diversity; Gearing your Funds Toward a Successful Portfolio," a stock market newsletter publication sold throughout North America. From 1999 through 2001, Mr. McDiarmid was not actively seeking employment and was investigating opportunities in the renewable energy field and working with other of our principals on matters preliminary to our incorporation.

         Steve Wuschke has served as our chief technical officer and a director since 2001. Mr. Wuschke is a 1996 honors graduate of Kwantlen University from the Department of Robotics and Automation. Following graduation, he completed the Technical Project Management Program at Simon Fraser University in British Columbia. From 1996 to 2001, Mr. Wuschke was lead project manager for special interface designs working directly working with research and development for Delta Controls Inc., a globally recognized automation and controls company. During his time at Delta Controls, Mr. Wuschke was assigned to Chicago for a year where he worked on contract for Arrowhead Environmental as an applications engineer designing and implementing building automation systems for high-rise, hotels, commercial and institutional buildings. During his schooling, Mr. Wuschke received the "Presidents Award of Excellence" for academic achievement and built an electric vehicle for his final thesis project. Mr. Wuschke is the inventor whose proprietary designs we will implement and proceed to patent in the development of our EI Elemental Heat Energy System and metal/air fuel cell technology. He will serve as head of our research and development program and oversee design and testing of the heat energy system as well as dealing with the necessary licensing and regulatory agencies from which we need approval as we move toward commercialization, including the Canadian Standards Association, Underwriters Laboratories and United States Environmental Protection Agency.

         Kenneth G.C. Telford has been our Chief Financial Officer, Secretary and a Director since January 1, 2003. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1998. Mr. Telford has been the Chief Financial Officer and Secretary for Brek Energy Corporation, a publicly traded company, since July 1, 2000. Mr. Telford was also previously a partner in Sadovnick Telford + Skov Chartered Accountants in Canada from 1994-2001 and in the international accounting firm Touche Ross & Co. (now Deloitte & Touche), as well as chief operating officer and chief financial officer of an automotive rental company called Tropical Rent a Car Systems, Inc. Mr. Telford has advised numerous companies, operating in both North America and Asia Pacific, on a broad range of financial and business matters.

         Stevan Perry has been our vice-president for systems integration since 2001. Mr. Perry worked as a robotics and automation specialist at Delta Controls from 2000 to 2001. At Delta Controls, he was involved with setup, programming and troubleshooting for BACnet upgrades to meet with the most recent industry protocols within the controls and automation development field. From 1996 to 2000, Mr. Perry was an HVAC applications engineer with Weber Controls, responsible for mechanical systems commissioning, project management, CADD drawing, design and end-user training and system demonstrations. Mr. Perry is ASHRAE trained and has a vast network of contacts throughout the automation and controls industry, as well as a network of family connections within the environmental engineering industry. Mr. Perry has British citizenship.

Board of Directors

         Dr. David Rezachek, Ph.D., P.Eng., has more than 25 years of experience in energy and environmental systems research, design, demonstration, analysis, engineering and project management. He has been a registered professional mechanical engineer in the State of Hawaii for more than 16 years. He has also served as project manager for dozens of projects in the areas of renewable and conventional energy, energy efficiency and conservation, electric and hybrid vehicles, alternative fuels, energy and engineering education, and environmental engineering. Since 1993, he has been the president of Rezachek and Associates, an environmental consulting firm. Many of these projects involved research, development, demonstration and commercialization of new and relatively untested technologies, systems and concepts. Prior to completing his Ph.D. in 1991, Dr. Rezachek completed a Master's thesis on the "Application of Heat Pumps to Residential Water Heating (Evaluation of Solar Assisted Heat Pumps)," which relates directly to our first prototype development, the "EI Elemental Heat Energy System," providing us a wealth of direct and applicable experience and knowledge towards this proprietary innovation.

         Dr. Diana Allen, Ph.D., has been employed as an associate professor in the Department of Earth Sciences at Simon Fraser University in Vancouver, British Columbia, Canada, since June 2002, where she served as an assistant professor from 1996 to 2000, and is a registered professional geoscientist with the Association of Professional Engineers and Geoscientists of British Columbia. Dr. Allen has over 10 years research and consulting experience in the hydrogeological design of ground source geothermal systems, particularly aquifer thermal energy storage (ATES) systems, and is a strong proponent of alternative energy technologies. Her consulting experience includes the design of the ATES systems at Carleton University ATES system (Phase 2), Environment Canada's Environmental Technology Center, and most recently, Agriculture and Agri-Foods Canada's new laboratory facility at the Pacific Agricultural Research Park in Agassiz, British Columbia. Dr. Allen has published numerous scientific papers and technical reports related to ATES system design, specifically, the optimization of the storage and energy recovery efficiency of ATES systems, and has given presentations at several international conferences and at technical sessions held in conjunction with the Expert Meetings for Annex 13 under the Implementing Agreement on Energy Conservation through Energy Storage (International Energy Association) on various aspects of well-field and well design, and numerical hydrogeological and thermal transport modeling. Dr. Allen has also been a member of the Board of Directors of the Canadian Geothermal Energy Association for the past several years.

         William Yang, P.Eng., has substantial engineering project management experience, having been employed with the Canadian Federal Government (Transport Canada and Department of Energy, Mineral Mine and Resources) from 1976 to 1981 and in private sector industry (General Motors of Canada) from 1973 to 1976. From 1981 to 1999, he was involved in the power-engineering sector working with China Light and Power Company in Hong Kong, one of the largest power companies in South East Asia. With China Light and Power, he was responsible for implementing strategic planning and new power plant studies (coal, gas and nuclear plants) with business partners that included Exxon, ARCO and Guangdong Electric of China. His responsibilities also included the handling of contract negotiations worth multi-millions in fuel and shipping agreements. Mr. Yang was awarded a degree in Mechanical Engineering from Queens' University in Kingston, Ontario, in 1973, and is a member of the Associations of Professional Engineers of Ontario. Most recently, Mr. Yang has been responsible for sourcing and facilitating our new business development, project management and marketing activities in Asia.

         William Baumgartner, P.Eng., is an experienced hands-on engineer with over 30 years expertise in scientific and engineering programs involving research, planning, design, management and construction, including nearly a decade with West Coast Transmission Company, a large client of both GE and Westinghouse in the development of jet engines and large-scale turbines, from 1968-1976. Since then, while traveling throughout Europe, Asia and Australia, he began to successfully manufacture and market boundary layer pumps and turbines for multiple applications based on Tesla principles of design. Mr. Baumgartner is a practical experimenter, building and developing all his own prototypes while at the same time having the theoretical understanding of technologies, coupled with the ability to communicate the ideas and methodology. Mr. Baumgartner is recognized as one of the global leaders in Tesla technology and designed and built his first Tesla (boundary layer) air turbine in 1973. The boundary layer pump utilizes the boundary layer friction within the working fluid to produce a pumping effect or turbine effect, and in certain applications far exceeds the efficiency and other performance characteristics of other pumps and turbines. Mr. Baumgartner has successfully manufactured and marketed his boundary layer pumps in small quantities around the world since the late 1970s.

         Jeane Manning is a freelance journalist and published author who since 1981 has traveled throughout North America and Europe to report on new-energy technologies. During past years, she worked as a newspaper reporter and editor. She previously served as board member on two other new energy organizations, one of which is Blue Energy focusing on the use of tidal power for energy creation. Ms. Manning received her B.A. degree in sociology (cum laude) from the University of Idaho in 1963. Her articles and essays have appeared in numerous energy journals as well as several books and in her most recent book "The Coming Energy Revolution," she provides us with an intriguing and insightful look at the forces behind the free-energy movement.

Executive Compensation

         During the period beginning at our inception on February 9, 2001, and ending October 31, 2001, we paid our chief executive officer, Jason McDiarmid, $18,523. During the fiscal year ended October 31, 2002, we paid Mr. McDiarmid $10,671. Since November 1, 2002, we have been obligated to pay Mr. McDiarmid $10,000 per month. Of the amount due Mr. McDiarmid for the six months ended April 30, 2003, we paid him $2,880 and accrued but deferred payment of $57,120.

Equity Compensation Plan Information

         As of June 30, 2003, we had authorized securities for issuance under equity compensation plans that had not been approved by the stockholders, but none under equity compensation plans that were approved by the stockholders. The following table shows the aggregate amount of securities authorized for issuance under all equity compensation plans as of June 30, 2003:

                                                                                            Number of securities
                               Number of securities to be                                 remaining available for
                                issued upon exercise of     Weighted-average exercise      future issuance under
                                  outstanding options,         price of outstanding      equity compensation plans
                                      warrants and              options, warrants          (excluding securities
                                         rights                     and rights            reflected in column (a))
        Plan Category                     (a)                          (b)                          (c)
---------------------------------------------------------------------------------------------------------------------
Equity compensation
    plans approved by
    security holders.......                    --                         --                             --
Equity compensation
    plans not approved by
    security holders.......             3,020,000                      $0.62                             --
                                        ---------                      -----                            ---
Total......................             3,020,000                      $0.62                             --
                                        =========                      =====                            ===

         We have granted options to purchase 3,020,000 shares of our common stock to our officers, directors, employees and consultants as compensation for their services. Those options are immediately vested, have exercise prices ranging from $0.25 to $1.00, and expire beginning in 2007 and ending in 2012.

Indemnification of Officers and Directors

         Our articles of incorporation and our bylaws provide for the indemnification of our officers, directors and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act of 1933.

         Insofar as indemnification under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and therefore is unenforceable.

Limitation on Liability

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

         A majority of our directors and our auditors are residents of Canada. As a result, it may be difficult for our stockholders residing in the United States to effect service of process within the United States upon such directors and experts who are not residents of the United States. It may also be difficult to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors and experts under the United States federal securities laws. Canadian courts may not (i) enforce judgments of United States courts of competent jurisdiction obtained against such directors or experts predicated upon the civil liabilities provisions of such securities laws, or (ii) impose liabilities in original actions against such directors and experts predicated solely upon such securities laws. Accordingly, United States stockholders may be forced to bring actions against our directors and experts under Canadian law and in Canadian courts in order to enforce any claims that they may have against such directors and experts. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate stockholder, Canadian courts do not restrict the ability of nonresident persons to sue in their courts.



                             Principal Stockholders

         The following table sets forth certain information as of June 30, 2003, with respect to the beneficial ownership of the our common stock by each beneficial owner of more than 5% of the outstanding shares of our common stock, each director, and all executive officers and directors of as a group, specifically indicating the number of shares of common stock owned by each such person and group and the percentage of our common stock so owned. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. The address of those persons for whom an address is not otherwise indicated is our office at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225:

                                                                                       Assume Company's Sale of(1)
                                                                                      -------------------------------
                                                       Before Offering                750,000   1,500,000  2,534,386
                                           ------------------------------------------ --------- ---------- ----------
             Stockholder (2)                  Description        Number     %(3) (4)  %(3) (4)  %(3) (4)   %(3) (4)
------------------------------------------ --------------------------------------------------------------------------
William Yang (5).........................  Common stock             2,340,580 19.9      18.7      17.6       16.4
(Principal stockholder and director)       Options (6)                650,000  5.2       4.9       4.7        4.3
                                                                 ------------
                                                                    2,990,580 24.1      22.7      21.5       20.0
Jason McDiarmid..........................  Common stock             1,400,000 11.9      11.2      10.5        9.8
(Principal stockholder, director and       Options (6)                500,000  4.1       3.8       3.6        3.4
officer)                                                         ------------

                                                                    1,900,000 15.5      14.6      13.8       12.8
Stevan Perry.............................  Common stock             1,200,000 10.2       9.6       9.0        8.4
(Principal stockholder and officer)        Options (6)                500,000  4.1       3.8       3.6        3.4
                                                                 ------------

                                                                    1,700,000 13.9      13.1      12.3       11.5
Steve Wuschke............................  Common stock             1,550,000 13.2      12.4      11.7       10.8
(Principal stockholder, director and       Options (6)                550,000  4.5       4.2       4.0        3.7
officer)                                                         ------------

                                                                    2,100,000 17.0      16.1      15.2       14.1
Diana Allen..............................  Common stock                25,000  0.2       0.2       0.2        0.2
(Director)                                 Options (6)                 50,000  0.4       0.4       0.4        0.3
                                                                 ------------

                                                                       75,000  0.6       0.6       0.6        0.5
William Baumgartner......................  Common stock                70,000  0.6       0.6       0.5        0.5
(Principal stockholder and director)       Options (6)                100,000  0.8       0.8       0.7        0.7
                                                                 ------------

                                                                      170,000  1.4       1.3       1.3        1.2
Jeane Manning............................  Common stock                 5,000  0.0       0.0       0.0        0.0
(Director)                                 Options (6)                 50,000  0.4       0.4       0.4        0.3
                                                                 ------------

                                                                       55,000  0.5       0.4       0.4        0.4
David Rezachek...........................  Common stock                25,000  0.2       0.2       0.2        0.2
(Director)                                 Options (6)                 50,000  0.4       0.4       0.4        0.3
                                                                 ------------

                                                                       75,000  0.6       0.6       0.6        0.5
Kenneth G.C. Telford.....................  Common stock               150,000  1.3       1.2       1.1        1.0
(Director and officer)                     Options (6)                225,000  1.9       1.8       1.7        1.5
                                                                 ------------

                                                                      375,000  3.1       2.9       2.8        2.6
All officers and directors
  as a group (9 persons).................  Common stock             6,765,580 57.5      54.0      51.0       47.3
                                           Options (6)              2,675,000 18.5      17.6      16.8       15.8
                                                                 ------------

                                                                    9,440,580 65.4      62.1      59.2       55.6
Albert T. Lowman Living Trust (7)........  Common stock               652,134  5.5       5.2       4.9        4.6
(Principal stockholder)                    Options (6)                     -- --        --        --         --
                                                                 ------------
                                                                      652,134  5.5       5.2       4.9        4.6

----------------------
(1) Without giving effect to the sale of any shares by such stockholders in the offering. See Selling Stockholders at page 32.
(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power.
(3) All percentages are calculated as if the 400,000 shares of preferred stock issued and outstanding had been converted to common stock.
(4) Calculations of total percentages of ownership outstanding for each individual assume the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.
(5) Consists of 2,340,580 shares of common stock, options to purchase 500,000 shares of common stock, and a warrant to purchase 50,000 shares of common stock held by Morpheus Financial Corporation, which is controlled by Mr. Yang. As a director of Morpheus, Mr. Yang is deemed to hold or share voting and dispositive power over all of such shares.
(6) These vested options and immediately-exercisable warrants give the holders the right to acquire shares of common stock at prices ranging from $0.25 to $1.00 per share with various expiration dates ranging from 2007 to 2012.
(7) Assumes delivery of shares out of escrow at closing the San Marcos real property purchase.

                              Certain Transactions

Stock Issuances

         At April 30, 2001, we issued 70,000 shares of our common stock to Diana Allen, William Baumgartner, David Rezachek, and Jeane Manning, all then members of our board of directors, at the par value of $0.001 per share in recognition of their service on our board of directors.

         In April 2002, William Baumgartner, a member of our board of directors, purchased 20,000 shares of our common stock for a total of $10,000, or $0.50 per share.

         In April 2003, William Baumgartner, a member of our board of directors, purchased 35,000 shares of our common stock for a total of $35,000, or $1.00 per share.

Morpheus Financial Corporation

         In June 1, 2001, Morpheus Financial Corporation, of which our director William Yang is a director and deemed the beneficial owner, purchased 400,000 shares of our common stock for a total of $100,000, or $0.25 per share.

         Since our inception, we have borrowed a total of US $103,440 from Morpheus Financial Corporation. William Yang, a member of our board of directors, is a principal of Morpheus. Of those loans, $30,000 were loaned under an agreement that we will repay them when we are able to do so and that we will pay 12% interest on the principal amount equaling $3,600, regardless of when repayment is made. As additional consideration for the granting of the $30,000 loan, we also issued to Morpheus a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. These loans were not the result of arm's-length negotiations; however, we believe them to be on terms as favorable as or more favorable to us than we would have been able to obtain elsewhere. During the fiscal quarter ended April 30, 2003, Morpheus agreed to convert $72,645 of the $103,440 balance outstanding into 290,580 shares of our common stock, or at $0.25 per share. At the date of this prospectus, the remaining loan amount now outstanding to Morpheus totals $33,600, including interest. (See note 7 to our audited consolidated financial statements for the fiscal year ended October 31, 2002, and notes 8 and 9 to our unaudited financial statements for the six-month period ended April 30, 2003.)

Norm Wuschke

         In April 2002, we borrowed CDN $45,000 (approximately US $30,000 as of the date of the loan) from Norm Wuschke. Mr. Wuschke is the father of Steve Wuschke, a member of our board of directors and our chief technology officer. This loan was to be repaid when we were able to do so and required us to pay 12% interest on the principal amount, regardless of when repayment was made. As additional consideration for the granting of the loan, we also issued to Mr. Wuschke a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. On February 4, 2003, the principal amount of the loan was repaid with the accrued interest paid April 9, 2003. This loan was repaid in full by converting $20,000 of the loan amount into 80,000 shares of common stock, or at $0.25 per share, and repaying the remaining $13,600 of principal and accrued interest in cash. (See note 6 to our audited financial statements for the fiscal year ended October 31, 2002, and notes 7 and 9 to the unaudited financial statements for the six-month period ended April 30, 2003.)

         On April 1, 2003, Steve Wuschke, a director and executive officer of ours, loaned us CDN $45,000 (approximately US $30,600 as of the loan date). The loan is at 8% per annum interest, with monthly interest-only payments, and the entire principal due on or before April 1, 2004. As partial consideration for making the loan, we granted Mr. Wuschke warrants to purchase 50,000 shares of our common stock, expiring in 2012, with 25,000 of the warrants exercisable at $0.25 per share and the remaining 25,000 exercisable at $0.50 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 15(b) to our audited financial statements for the fiscal year ended October 31, 2002, and notes 7 and 9 to the unaudited financial statements for the six-month period ended April 30, 2003.)



                            Description of Securities

         We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

Common Stock

         As of June 30, 2003, we had 11,371,041 shares of common stock issued and outstanding, which includes 400,000 shares reserved for conversion of the Series A Preferred Stock and the 628,134 escrow shares issued to the Albert T. Lowman Living Trust. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

         Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

         As of June 30, 2003, we had reserved for issuance on exercise of options and warrants an aggregate of 3,475,800 shares of common stock, with a weighted average exercise price of approximately $0.61 per share.

Preferred Stock

         Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any. As of June 30, 2003, there were 400,000 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock carries a liquidation preference of $3.75 per share, is convertible to common stock on a one-for-one basis, and is redeemable by us at $0.01 per share if the purchaser fails to meet certain contractual obligations.


                              Selling Stockholders

         The following table sets forth certain information regarding beneficial ownership of common stock of each selling stockholder and as adjusted to give effect to the sale of the common stock offered through this prospectus:

                                                   Number**            Percent, assuming sale of shares indicated
                                                   --------            ------------------------------------------
                                      Before                      After
  Name of Beneficial Owner           Offering    Registered      Offering      None        750,000   1,500,000   2,534,386
  ------------------------           --------    ----------      --------      ----        -------   ---------   ---------
Stevan Perry (1)............         1,200,000     100,000     1,100,000        9.3%         8.8%       8.3%        7.7%
Steve Wuschke (2)...........         1,550,000     100,000      1,450,00       12.3         11.6       10.9        10.1
Jason McDiarmid (3).........         1,400,000     100,000     1,300,000       11.0         10.4        9.8         9.1
William Yang (4)............         2,340,580     700,000     1,640,580       13.9         13.1       12.4        11.5
Diana Allen (5).............            25,000      10,000        15,000        *            *          *           *
David Rezachek (6)..........            25,000      10,000        15,000        *            *          *           *
Jeane Manning (7)...........             5,000       5,000            --        *            *          *           *
William Baumgartner (8).....            70,000      20,000        50,000        *            *          *           *
Kenneth G.C. Telford (9)....           150,000      60,000        90,000        *            *          *           *
Albert T. Lowman Living
 Trust......................           628,134     315,000       313,134        2.7*         2.5        2.4         2.2
Brent McIver................            25,000      12,500        12,500        *            *          *           *
J. Carl Guterres............            22,000      11,000        11,000        *            *          *           *
Sienna McCandless...........            22,000      11,000        11,000        *            *          *           *
Maria Paskalidis............            88,000      44,000        44,000        *            *          *           *
Amber McCandless............            22,000      11,000        11,000        *            *          *           *
Sanju S. Sandhu.............            88,000      44,000        44,000        *            *          *           *
Stephanie Millward..........            22,000      11,000        11,000        *            *          *           *
Katherine Tom...............            44,000      44,000            --        *            *          *           *
Marco Abenante..............            79,800      79,800            --        *            *          *           *
Carmine Clemente............            22,000      11,000        11,000        *            *          *           *
David Fiorvento.............            22,000      11,000        11,000        *            *          *           *
Michael Villafuerte.........            22,000      11,000        11,000        *            *          *           *
Paul Yu.....................            66,000      66,000            --        *            *          *           *
Geoff Shoji.................            44,000      44,000            --        *            *          *           *
Troy Wood...................            22,000      11,000        11,000        *            *          *           *
Ryan Wallace................            54,000      49,000         5,000        *            *          *           *
Thomas Foltyn...............            22,000      11,000        11,000        *            *          *           *
Erick Factor................            22,000      22,000            --        *            *          *           *
Lyle Hampton................           122,000      11,000       111,000        *            *          *           *
Craig Stann.................            44,000      22,000        22,000        *            *          *           *
Rory Stowell................            40,000      40,000            --        *            *          *           *
Billy Paskilidis............            20,000      10,000        10,000        *            *          *           *
Harpreet Singh Mann.........            20,000      10,000        10,000        *            *          *           *
Constantine Paskilidis......            20,000      10,000        10,000        *            *          *           *
Michael Scanlan.............            20,000      10,000        10,000        *            *          *           *
Russell Gowanlock...........            10,000       5,000         5,000        *            *          *           *
Kenn Buxton.................            28,000      11,500        16,500        *            *          *           *
Simon Daniels...............            10,000       5,000         5,000        *            *          *           *
Marcie Harriott.............            32,000      16,000        16,000        *            *          *           *
Dominic Stann...............            10,000       5,000         5,000        *            *          *           *
Aaron Davison...............            10,000       5,000         5,000        *            *          *           *

                                       32

                                                   Number**            Percent, assuming sale of shares indicated
                                                   --------            ------------------------------------------
                                      Before                      After
  Name of Beneficial Owner           Offering    Registered      Offering      None        750,000   1,500,000   2,534,386
  ------------------------           --------    ----------      --------      ----        -------   ---------   ---------
Cliff Wuschke...............            10,000       5,000         5,000        *            *          *           *
Lesley Punt.................            10,000       5,000         5,000        *            *          *           *
Philip Punt.................            30,000      15,000        15,000        *            *          *           *
Graham Boothby..............            10,000       5,000         5,000        *            *          *           *
Jacek Zielinski.............            53,750      40,000        13,750        *            *          *           *
Melissa Youseffi............            20,000      10,000        10,000        *            *          *           *
Robert Marsh................            10,000       5,000         5,000        *            *          *           *
Advantage Trading Ltd.......            10,000       5,000         5,000        *            *          *           *
Harry Paskilidis............            20,000      10,000        10,000        *            *          *           *
Marc Maurer.................            10,000       5,000         5,000        *            *          *           *
Avrum Miller................            20,000      10,000        10,000        *            *          *           *
Carmine Risi................            10,000       5,000         5,000        *            *          *           *
Karri Wu....................            20,000      10,000        10,000        *            *          *           *
Thomas Tournier.............            10,000       5,000         5,000        *            *          *           *
Jason Haywood...............            10,000       5,000         5,000        *            *          *           *
Al Lowman...................            24,000      12,000        12,000        *            *          *           *
Che Koostra-Nair............             6,667       3,334         3,333        *            *          *           *
Norm Wuschke................            80,000      40,000        40,000        *            *          *           *
Autoworld Sales & Leasing...           100,480      60,480        40,000        *            *          *           *
John McCandless.............            46,500      20,000        26,500        *            *          *           *
Jessica Patrick.............            50,000      20,000        30,000        *            *          *           *
Jim Dooley..................           100,000      25,000        75,000        *            *          *           *
Vickie Lam..................            25,000      10,000        15,000        *            *          *           *
Miriam Campos...............            50,000      50,000            --        *            *          *           *
                                     ---------   ---------     ---------
  Total                              9,224,911   2,465,614     6,759,297
                                     =========   =========     =========

------------------------
* Less than 1%.
**   Excludes options.  See Principal Stockholders at page 28.
(1)  Mr. Perry is our vice-president for systems integration.
(2)  Mr. Wuschke is our chief technical officer and a director.
(3)  Mr. McDiarmid is our chief executive officer, president and a director.
(4) Mr. Yang is a director. Mr. Yang owns 50,000 shares in his own name and, as a director of Morpheus Financial Corporation, is deemed the beneficial owner of 2,290,580 shares held by Morpheus Financial Corporation.
(5)  Ms. Allen is a director.
(6)  Mr. Rezachek is a director.
(7)  Ms. Manning is a director.
(8)  Mr. Baumgartner is a director.
(9) Mr. Telford is our secretary/treasurer, chief financial officer and a director.



                              Plan of Distribution

Determination of Offering Price

         Our board of directors has determined the $5.00 per share offering price based on its subjective assessment of our business prospects, including its assessment of the potential of our alternative health technologies, our research and development efforts, particularly with regard to EI Elemental Heat Energy System, our management team, as well as current market conditions and opportunities. Ultimately, however, potential investors should understand that the offering price was established arbitrarily and does not bear any relationship to our assets, book value, or other traditionally recognized criteria of value.

Sales by the Company

         We will offer up to 2,534,386 shares of common stock on a "best efforts" basis to the public from time to time at $5.00 per share. There is no assurance that all or any portion of the shares will be sold.

         No person has agreed to purchase any of the shares, and we have made no arrangement to escrow or return any funds to investors if less than all offered shares are sold. There is no minimum number of shares that must be sold. The offering will continue until all offered shares are sold or we determine to terminate the offering.

         The shares will be offered through our officers and directors, who will participate in such offering in reliance on the exemption from being deemed a broker-dealer as set forth in Rule 3a-4-1 promulgated under the Securities Exchange Act of 1934, as amended, in those jurisdictions where sales by such persons are permitted.

         Persons who desire to purchase shares may do so by transmitting funds to our executive office at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225, together with a written statement signed by the purchaser setting forth the amount to be purchased, and the name(s), address(es), and social security or tax identification number(s) of the person(s) in whose name the certificate(s) are to be issued. We reserve the right to reject any subscription, in whole or in part.

         The shares we are offered are subject to prior sales, when, as and if accepted by us and subject to our right to reject subscriptions, in whole or in part.

         We will not pay commissions, discounts or other fees in connection with the offer and sale of such shares.

         Our officers and directors do not intend to purchase any of such shares.

Sales by Selling Stockholders

         The selling stockholders and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

         o an exchange distribution following the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales or sales of shares not previously owned by the seller;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; or

         o        any other lawful method.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commission or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated.

         The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders and any broker-dealers or agents who are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling stockholders and their officers, directors, employees and agents, and each person who controls any selling stockholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.


                                Legality of Stock

         The legality under Nevada law of the common stock to be sold by the selling stockholders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC.


                    Where You Can Find Additional Information

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Securities Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the Securities Exchange Commission's web site at http://www.sec.gov.

                                    Index to
                        Consolidated Financial Statements

                      (Expressed in United States dollars)


Auditors' Report to the Shareholders.......................................F-1

Consolidated Balance Sheets as at October 31, 2002 and 2001................F-2

Consolidated Statements of Operations for the year ended October
  31, 2002, the period from inception on February 9, 2001, to
  October 31, 2001, and cumulative from inception on February 9,
  2001, to October 31, 2002................................................F-3

Consolidated Statement of Stockholders' Equity and Comprehensive
  Loss for the year ended October 31, 2002, and the period from inception on February 9, 2001 to October 31, 2001........................F-4

Consolidated Statements of Cash Flows for the year ended October
  31, 2002, the period from inception on February 9, 2001 to
  October 31, 2001, and cumulative from inception on February 9,
  2001 to October 31, 2002.................................................F-5

Notes to Consolidated Financial Statements for the year ended
  October 31, 2002, and the period from inception on February 9,
  2001 to October 31, 2001.................................................F-6

Consolidated Balance Sheets as at April 30, 2003 (unaudited) and
  October 31, 2002........................................................F-20

Consolidated Statement of Operations for the six months ended
  April 30, 2003 and 2002, and the cumulative period from
  inception on February 9, 2001, to April 30, 2003 (unaudited)............F-21

Consolidated Statement of Stockholders' Equity and Comprehensive
  Loss for the six months ended April 30, 2003 (unaudited)................F-22

Consolidated Statement of Cash Flows for the six months ended
  April 30, 2003 and 2002 and cumulative from inception on
  February 9, 2001, to April 30, 2003 (unaudited).........................F-23

Notes to Consolidated Financial Statements for the six months ended April 30, 2003 and 2003, and the period from inception on
  February 9, 2001, to April 30, 2003 (unaudited).........................F-24

[KPMG Letterhead]
AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the accompanying consolidated balance sheets of Essential Innovations Technology Corp. (a development stage enterprise) as at October 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2002 and 2001 and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has not generated positive cash flow from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KMPG LLP

Chartered Accountants
Vancouver, Canada
April 23, 2003

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Balance Sheets
(Expressed in United States dollars)

October 31, 2002 and 2001

                                                                                     2002                 2001
                                                                           --------------       --------------
Assets

Current assets:
     Cash                                                                  $        1,925       $       18,910
     Goods and services tax receivable                                              4,323                4,419
     Prepaid expenses                                                                 320                1,356
                                                                           --------------       --------------
     Total current assets                                                           6,568               24,685

Property and equipment (note 5)                                                    31,402               39,084

Deposits                                                                            4,260                3,504
                                                                           --------------       --------------

Total assets                                                               $       42,230       $       67,273
                                                                           ==============       ==============


Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
     Accounts payable                                                      $       48,178       $        4,350
     Accrued liabilities                                                           37,674               16,957
     Current portion of tenant inducements                                          3,991                5,347
     Loan payable (note 6)                                                         28,841                    -
     Due to shareholders (note 7)                                                 108,292               13,333
                                                                           --------------       --------------
     Total current liabilities                                                    226,976               39,987

Tenant inducements                                                                  1,594                8,912
                                                                           --------------       --------------
Total liabilities                                                                 228,570               48,899

Stockholders' equity (deficiency):
     Common stock:
         $0.001 par value, authorized 100,000,000 shares (note 8)
              issued and outstanding 9,543,000 shares
                 (2001 - nil)                                                       9,543                    -
              subscribed and unissued 60,000 shares
                 (2001 - 9,023,000)                                                    60                9,023
     Additional paid-in capital                                                   608,933              228,272
     Stock subscriptions receivable                                                   (90)             (29,595)
     Deficit accumulated during the development stage                            (795,947)            (182,606)
     Accumulated other comprehensive loss                                          (8,839)              (6,720)
                                                                           --------------       --------------
     Total stockholders' equity                                                  (186,340)              18,374
                                                                           --------------       --------------

Total liabilities and stockholders' equity                                 $       42,230       $       67,273
                                                                           ==============       ==============

Commitments (note 12)
Subsequent events (note 15)


                    See accompanying notes to consolidated financial statements.

                                                  F-2

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Statements of Operations
(Expressed in United States dollars)

                                                                                                    Cumulative
                                                                              Period from                 from
                                                                             inception on         inception on
                                                                              February 9,          February 9,
                                                            Year ended            2001 to              2001 to
                                                           October 31,        October 31,          October 31,
                                                                  2002               2001                 2002
-----------------------------------------------------------------------------------------------------------------------
Revenue                                                $         8,544     $            -       $        8,544
Cost of sales                                                    6,257                  -                6,257
                                                       ---------------     --------------       --------------
                                                                 2,287                  -                2,287

Expenses:
     General and administrative                                456,834            128,825              585,659
     Research and development                                  158,854             47,922              206,776
                                                       ---------------     --------------       --------------
                                                               615,688            176,747              792,435

Other earnings (expenses):
     Loss on abandonment of leasehold
       improvements                                                  -             (6,138)              (6,138)
     Interest income                                                60                279                  339
                                                       ---------------     --------------       --------------
                                                                    60             (5,859)              (5,799)
                                                       ---------------     --------------       --------------

Loss for the period                                    $      (613,341)    $     (182,606)      $     (795,947)
                                                       ===============     ==============       ==============

Loss per share - basic and diluted                     $         (0.07)    $        (0.02)      $        (0.09)

Weighted average number of shares outstanding                9,394,841          8,677,659            9,139,595
                                                       ===============     ==============       ==============


                        See accompanying notes to consolidated financial statements.

                                                     F-3

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity and Comprehensive Loss
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001


                                      Common Stock                                          Deficit
                                        (note 8)                                        accumulated     Accumulated
                                ------------------------   Additional          Stock     during the           other          Total
                                   Number                     paid-in  subscriptions    development   comprehensive  stockholders'
                                of shares        Amount       capital     receivable          stage            loss         equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance, February 9, 2001               -   $         -  $          -   $          -   $          -    $          -   $          -

Loss for the period                     -             -             -              -       (182,606)              -       (182,606)
Foreign currency translation loss       -             -             -              -              -          (6,720)        (6,720)
Comprehensive loss                                                                                                        (189,326)

Common stock subscribed at
   incorporation for cash of
   $0.001 per share             8,095,000         8,095             -              -              -               -          8,095

Common stock subscribed
   for cash of $0.25 per share    928,000           928       231,072              -              -               -        232,000

Stock issue costs                       -             -        (2,800)             -              -               -         (2,800)

Subscriptions receivable                -             -             -        (29,595)             -               -        (29,595)
                                ---------   -----------  ------------   ------------   ------------    ------------   ------------

Balance, October 31, 2001       9,023,000         9,023       228,272        (29,595)      (182,606)         (6,720)        18,374

Loss for the period                     -             -             -              -       (613,341)              -       (613,341)
Foreign currency translation            -             -             -              -              -          (2,119)        (2,119)
Comprehensive loss                                                                                                        (615,460)

Subscription received                   -             -             -         29,505              -               -         29,505

Common stock issued for cash
   (note 8)                       513,600           514       201,286              -              -               -        201,800

Common stock issued for
   services received (note 8)       6,400             6         3,194              -              -               -          3,200

Common stock subscribed
   (and unissued) for services
   received (note 8)               50,000            50        24,950              -              -               _         25,000

Common stock subscribed
   (and unissued) for cash
   (note 8)                        10,000            10         4,990              -              -               -          5,000

Options and warrants issued
   In exchange for services
   received (note 8)                    -             -       150,241              -              -               -        150,241

Stock issue costs                       -             -        (4,000)             -              -               -         (4,000)
                                ---------   -----------  ------------   ------------   ------------    ------------   ------------

Balance, October 31, 2002       9,603,000   $     9,603  $    608,933   $        (90)  $   (795,947)   $     (8,839)  $   (186,340)
                                =========   ===========  ============   ============   ============    ============   ============


                            See accompanying notes to consolidated financial statements.

                                                       F-4

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Consolidated Statements of Cash Flows
(Expressed in United States dollars)


                                                                                                    Cumulative
                                                                                  Period from            from
                                                                                 inception on     inception on
                                                                                  February 9,      February 9,
                                                                 Year ended           2001 to          2001 to
                                                                October 31,       October 31,      October 31,
                                                                       2002              2001             2002
-------------------------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
     Loss for the period                                      $    (613,341)    $    (182,606)   $    (795,947)
     Adjustments to reconcile loss for the period to
       net cash provided by operations:
         Loss on disposal of leasehold improvements                       -             6,138            6,138
         Amortization of property and equipment                      12,689             1,738           14,427
         Amortization of tenant inducements                          (8,674)           (1,783)         (10,457)
         Services received, paid by common shares                    28,200                 -           28,200
         Services received, paid by issuance of
           options and warrants                                     150,241                 -          150,241
         Changes in non-cash working capital (note 11)               65,677            15,532           81,209
                                                              -------------     -------------    -------------
     Net cash used in operations                                   (365,208)         (160,981)        (526,189)

Investments:
     Purchase of property and equipment                              (7,149)          (46,960)         (54,109)
     Other                                                             (756)           (3,504)          (4,260)
                                                              -------------     -------------    -------------
     Net cash used in investments                                    (7,905)          (50,464)         (58,369)

Financing:
     Subscriptions for common stock                                 232,305           207,700          440,005
     Tenant inducements received                                          -            16,042           16,042
     Advances from shareholders                                     102,523            14,133          116,656
     Repayments to shareholders                                      (7,684)             (800)          (8,484)
     Loan proceeds received                                          28,841                 -           28,841
                                                              -------------     -------------    -------------
     Net cash provided by financing                                 355,985           237,075          593,060

Foreign exchange gain (loss) on cash held in
   foreign currency                                                     143            (6,720)          (6,577)
                                                              -------------     -------------    -------------

Increase (decrease) in cash                                         (16,985)           18,910            1,925

Cash, beginning of period                                            18,910                 -                -
                                                              -------------     -------------    -------------

Cash, end of period                                           $       1,925     $      18,910    $       1,925
                                                              =============     =============    =============

Supplementary information:
     Interest paid                                            $           -     $           -    $           -
     Income taxes paid                                                    -                 -                -
     Non-cash transactions:
         Common shares subscribed in exchange
           for stock subscriptions receivable                             -            29,595           34,595
         Common shares subscribed and issued in
           exchange for services received                            28,200                 -           28,200
                                                              =============     =============    =============

                         See accompanying notes to consolidated financial statements.

                                                      F-5

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

1.   Description of business:

     Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the State of Nevada on April 4, 2001 (note 3(a)). The Company is engaged in the development and distribution of ecofriendly lifestyle enhancement solutions for the betterment of energy, water, air and health. To October 31, 2002, substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage enterprise. Essential Innovations Asia Limited was incorporated as a wholly-owned subsidiary on April 9, 2002 for the purpose of marketing, under exclusive global rights except Canada and the United States, the bio-energetic devices produced by SOTA Instruments.


2.   Future operations:

     The Company's financial statements have been prepared using generally accepted accounting principles of the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated positive cash flow from operations. It is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds required will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these financial statements do not include any adjustment that could result therefrom. Failure to obtain sufficient additional funding would necessitate the Company reduce or limit its operating activities.


3.   Significant accounting policies:

     (a) Basis of consolidation:

         These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovation Corporation and Essential Innovations Asia Limited. Essential Innovation Corporation was incorporated on February 9, 2001 and represents a predecessor legal entity to the Company. Its operations have been combined with the Company's due to common control factors and the Company being the continuation of the subsidiary's activities. All significant inter-company balances and transactions have been eliminated.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001

--------------------------------------------------------------------------------

3.   Significant accounting policies (continued):

     (b) Cash and cash equivalents:

         The Company considers all highly liquid debt instruments with maturities of three months or less when acquired to be cash equivalents.

     (c) Property and equipment:

         Property and equipment is stated at cost and amortized over its estimated useful life to the Company of the following basis:

         -----------------------------------------------------------------------
         Asset                                        Basis             Rate
         -----------------------------------------------------------------------

         Computer equipment                    declining-balance       3 years
         Office furniture and equipment        declining-balance       5 years
         Leasehold improvements                    straight-line       3 years

         -----------------------------------------------------------------------

     (d) Investment tax credits:

         The Company follows the cost reduction method of accounting for investment tax credits ("ITC") whereby the benefit of assistance is recognized as a reduction in the cost of the related capital asset or expenditure when receipt of the investment tax credit is considered to be reasonably assured. Once the Company's ITC claims have been assessed by CCRA, any excess or deficiency between the amount previously recognized and the actual net ITC received will be reflected in the period the notice of assessment is received.

     (e) Tenant inducements:

         Tenant inducements are capitalized and amortized over the initial term of the related lease.

     (f) Research and development expenses:

         Research and development costs are expensed as incurred. Costs incurred to date include personnel and facilities costs, amortization of related property and equipment and licensing fees for technology used in the development effort.

     (g) Advertising expenses:

         Advertising costs are expensed as incurred and included in general and administrative expenses.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

3.  Significant accounting policies (continued):

     (h) Income taxes:

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

     (i) Loss per share:

         Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is anti-dilutive.

     (j) Comprehensive loss:

         SFAS No. 130 establishes standards for reporting comprehensive income
         (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss, except for foreign currency translation adjustments as described in note 3(l).

     (k) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. Actual results may differ from those estimates.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

3.  Significant accounting policies (continued):

     (l) Translation of foreign currencies:

         The functional currency of the Company is the Canadian dollar. For reporting purposes, Canadian dollar denominated assets and liabilities are translated into United States dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses arising from Canadian dollar transactions are translated into United States dollars at the average rate for the period. Translation adjustments resulting from this process are presented in accumulated other comprehensive loss on the consolidated balance sheet as a separate component of stockholders' equity.

     (m) Financial instruments:

         The Company has the following financial instruments: cash, goods and services tax receivable, accounts payable, accrued liabilities, and amounts due to shareholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

     (n) Concentration of credit risk:

         Financial instruments that potentially subject the Company to credit risk consist principally of cash and goods and services tax receivable. Cash is deposited with high credit quality financial institutions. Goods and services tax is receivable from a department of the Government of Canada.

     (o) Segment information:

         The Company operates in two reportable segments. Approximately 80% of the Company's assets and operations are in Canada (note 14).

     (p) Impairment or disposal of long-lived assets:

         The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

3.   Significant accounting policies (continued):

     (q) Stock-based compensation:

         The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between fair value of the Company's stock and the exercise price of options issued on the date of grant. Unearned compensation, if any, is amortized over the vesting period of the individual options.

         The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the equity instrument, issued as the services are performed and the instruments earned.


4.   Recent accounting pronouncements:

     In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company will be required to adopt this standard on January 1, 2003. The Company does not anticipate that the statement will have a material impact on the Company's financial statements.

     In July 2002, the Financials Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 replaces the previous accounting guidance provided by the Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002 and the Company does not anticipate that the statement will have a material impact on the Company's financial statements or results of operations.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

4.   Recent accounting pronouncements (continued):

     In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123 ("SFAS No. 148"). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock based compensation using the methods detailed in the stock-based compensation accounting policy.


5.   Property and equipment:

     Property and equipment consist of the following:

                                                                              Accumulated             Net book
     2002                                                        Cost        amortization                value
     ----                                                        ----        ------------             --------
     Computer equipment                                   $     3,823           $   1,278          $     2,545
     Computer software                                          1,343                 103                1,240
     Office furniture and equipment                            11,903               2,405                9,498
     Leasehold improvements                                    28,760              10,641               18,119
                                                          -----------           ---------          -----------

                                                          $    45,829           $  14,427          $    31,402
                                                          ===========           =========          ===========


                                                                              Accumulated             Net book
     2001                                                        Cost        amortization                value
     ----                                                        ----        ------------             --------

     Computer equipment                                   $     2,774           $     251          $     2,523
     Office furniture and equipment                             6,969                 419                6,550
     Leasehold improvements                                    31,079               1,068               30,011
                                                          -----------           ---------          -----------

                                                          $    40,822           $   1,738          $    39,084
                                                          ===========           =========          ===========

                                                          F-11

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

6.   Loan payable:

     The loan payable is to a family member of an officer and director of the Company. The loan is unsecured, without specific terms of repayment and a flat interest charge of 12% has been accrued. Warrants were granted which entitle the holder to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in interest expense for the year ended October 31, 2002. Subsequent to October 31, 2002, the holder converted $20,000 of the loan into 80,000 common shares (notes 8(a)(iii) and 15(a)(iii)).


7.   Due to shareholders:

     Amounts due to shareholders at October 31, 2002 are unsecured, without specific terms of repayment and non-interest bearing with the exception of $30,000 for which a flat interest charge of 12% has been accrued. Warrants were granted which entitle the holder to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in interest expense for the year ended October 31, 2002. Subsequent to October 31, 2002, a shareholder has converted $72,645 of non-interest bearing loans into 290,580 common shares (notes 8(a)(ii) and 15(a)(iii)).


8.   Share capital:

     During the year ended October 31, 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares. No preferred shares have been issued.

     During the year ended October 31, 2002, the Company issued 220,000 common shares at $0.25 per share for total cash proceeds of $55,000 and 293,600 common shares at $0.50 per share for total cash proceeds of $146,800. In addition, the Company received cash subscription proceeds for a further 10,000 common shares that remain unissued at October 31, 2002. The Company paid stock issue costs of $4,000.

     Also during the year ended October 31, 2002, the Company issued 6,400 common shares, at $0.50 per share, in exchange for services received. The Company has committed to issue a further 50,000 common shares, at $0.50 per share, to a director in exchange for services received in the year. The director's shares remain unissued at October 31, 2002.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

8.   Share capital (continued):

     During the year ended October 31, 2002 the Company granted the following warrants and options:

     (a) Warrants:

         (i) SOTA Instruments Inc. - 200,000 warrants exercisable at $0.25 per share as follows: 50,000 exercisable after April 9, 2003, 50,000 exercisable after April 9, 2004, and 100,000 exercisable after April 9, 2005. The Company has expensed the fair value of $60,940 in relation to these warrants.

         (ii) Morpheus Financial Corp, a shareholder - 50,000 warrants exercisable at $0.35 per share (note 7). The Company has expensed the fair value of $11,329 attributed to these warrants.

         (iii)Private Financing - 50,000 warrants exercisable at $0.35 per share (note 6). The Company has expensed the fair value of $11,329 attributed to these warrants.

     (b) Options:

         The Company has granted options to certain purchasers of common shares to acquire additional common shares as follows:

         (i) 30,000 exercisable at $0.75 per share up to and including the year 2007

         (ii) 30,000 exercisable at $1.00 per share up to and including the year 2007

         The Company does not have a formal stock option plan but, in addition to the options listed above, has granted a total of 2,520,000 fully vested options to directors, employees, advisors and consultants to purchase common share of the Company as follows:


           Number of options                Exercise price          Expiry date
           -----------------                --------------          -----------
         Directors and employees:
                  225,000                        $0.25                 2007
                  125,000                        $0.50                 2007
                  750,000                        $0.75                 2012
                  750,000                        $1.00                 2012

         Advisors and consultants:
                  100,000                        $0.25                 2007
                   45,000                        $0.50                 2007
                   25,000                        $1.00                 2007
                  250,000                        $0.75                 2012
                  250,000                        $1.00                 2012

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

8.   Share capital (continued):

     (b) Options (continued):

         The Company has expensed $56,250 for options issued to directors and employees using the intrinsic method of valuation and $10,393 for options issued to advisors and consultants using the fair value method of valuation.

     The Company applies the intrinsic-value-based method of accounting prescribed by APB No. 25, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on loss for the periods if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

                                                                              October 31,          October 31,
                                                                                     2002                 2001
                                                                           --------------       --------------
     Loss for the period, as reported                                      $     (613,341)      $     (182,606)

     Stock-based employee compensation expense included in reported loss          150,241                    -
     Total stock-based employee compensation expense determined under
       fair-value-based method for all rewards, net of tax                       (244,701)                   -
                                                                           --------------       --------------

     Pro forma loss for the period                                         $     (707,801)      $     (182,606)
                                                                           ==============       ==============

     Pro forma loss per share                                              $        (0.08)      $        (0.02)
                                                                           ==============       ==============

9.   Interest expense:

     During the year, the Company incurred total interest expense of $29,719 on short-term loans and advances (notes 6 and 7).

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

10.  Income taxes:

     No provision for income taxes has been made for the period as the Company incurred net losses.

     (a) Deferred tax assets:

         As at October 31, 2002, the Company has net operating losses of approximately $207,000 available for future deduction from taxable income derived in the United States of America until the years 2021 to 2022. In addition the Company's Canadian subsidiary has non-capital losses of approximately $256,000 available for future deductions from taxable income derived in Canada, which expire in 2008 to 2009 and the Company's Hong Kong subsidiary has non-capital operating losses of approximately $109,000 which do not expire. The potential benefit of net operating loss carry forwards has not been recognized in the financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

                                                                                     2002                 2001
                                                                                     ----                 ----
         Deferred tax assets:
              Net operating loss carry forwards (expiring 2008)              $    180,000          $    33,313
              Research and development expenses                                         -               15,240
                                                                             ------------          -----------
                                                                                  180,000               48,553

         Valuation allowance                                                     (180,000)             (48,553)
                                                                             ------------          -----------

         Net deferred tax assets                                             $          -          $         -
                                                                             ============          ===========

     (b) Investment tax credits:

         The Company's Canadian subsidiary has investment tax credits of $16,000 which may be carried forward and used to offset the subsidiary's future Canadian income tax liabilities. The benefit of these tax credits has not been recognized in the financial statements and they will expire in 2012.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

11. Changes in non-cash working capital:

                                                                Period from      Cumulative from
                                                               inception on         inception on
                                             Year ended    February 9, 2001     February 9, 2001
                                            October 31,      to October 31,       to October 31,
                                                   2002                2001                 2002
                                          -------------    ----------------     ----------------
     Goods and services tax receivable    $          96        $     (4,419)         $    (4,323)
     Prepaid expenses                             1,036              (1,356)                (320)
     Accounts payable                            43,828               4,350               48,178
     Accrued liabilities                         20,717              16,957               37,674
                                          -------------        ------------          -----------

                                          $      65,677        $     15,532          $    81,209
                                          =============        ============          ===========

12.  Commitments:

     (a) The Company is committed under the terms of a lease for the use of office premises in the following annual amounts:

         Year ending October 31:

         2003                                             $    34,365
         2004                                                  36,568


         For the year ended October 31, 2002, the Company incurred total expenses of $43,920 related to the premises lease (2001 - $34,050).

     (b) The Company is committed under the terms of an operating lease for an automobile in the following annual amounts:


         Year ending October 31:

         2003                                             $     3,827
         2004                                                   3,827
         2005                                                   2,552


         For the year ended October 31, 2002, the Company incurred total expenses of $5,253 in connection with the automobile lease (2001 - $1,381).

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

13.  Related party transactions:

     During the year ended October 31, 2002 the Company paid consulting fees to shareholders in the amount of $16,818 (2001 - nil), and issued options to shareholders valued at $10,393 in exchange for consulting services received.

     Interest expense of $29,719 (2001 - nil) reported in note 9 has been accrued on short-term loans and advances to the related parties described in notes 6 and 7.


14.  Segmented information:

     The Company views its operations in two businesses - geothermal and bio-energetic medical. The geothermal business is located in the Americas and the bio-energetic medical business is located in Asia. Summarized financial information by segment for the year ended October 31, 2002, the period from February 9, 2001 (inception) to October 31, 2001 and cumulative from February 9, 2001 (inception) to October 31, 2002, as taken from the internal management reports, is as follows:

                                                                              Period from      Cumulative from
                                                                             inception on         inception on
                                                           Year ended    February 9, 2001     February 9, 2001
                                                          October 31,      to October 31,       to October 31,
                                                                 2002                2001                 2002
                                                       --------------    ----------------     ----------------
     Revenue:
         Geothermal                                    $          173       $           -         $        173
         Bio-Energetic Medical                                  8,371                   -                8,371
                                                       --------------       -------------         ------------

                                                       $        8,544       $           -         $      8,544
                                                       ==============       =============         ============

     Loss:
         Geothermal                                    $     (504,078)      $    (182,606)        $   (686,684)
         Bio-Energetic Medical                               (109,263)                  -             (109,263)
                                                       --------------       -------------         ------------

                                                       $     (613,341)      $    (182,606)        $   (795,947)
                                                       ==============       =============         ============

     Assets:
         Geothermal                                    $       39,746       $      67,273
         Bio-Energetic Medical                                  2,484                   -
                                                       --------------       -------------

                                                       $       42,230       $      67,273
                                                       ==============       =============

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

15.  Subsequent events:

     (a) Subsequent to October 31, 2002 the Company has approved the issuance of the following additional shares and options:

         (i) 313,597 common shares for cash resulting in gross proceeds of $205,782;

         (ii) options to certain investors to acquire 12,900 common shares at $0.25 and 12,900 common shares at $0.50 to the year 2007;

         (iii)370,580 common shares on the conversion of $72,645 of amounts due to a shareholder (note 7) and $20,000 of the loan payable (note
              6);

         (iv) 381,500 common shares to certain employees and consultants for services rendered at a deemed fair value of $0.50 per share;

         (v) 500,000 options to purchase common shares of the Company to certain employees and consultants consisting of 262,500 with an exercise price of $0.50 and 237,500 with an exercise price of $1.00; and

         (vi) 60,480 common shares in exchange for equipment valued at $15,120.

     (b) Subsequent to October 31, 2002, the Company borrowed CDN$45,000 from a shareholder. This loan is unsecured and bears interest at 8% per annum, compounded monthly. Interest is payable monthly, with the entire principal together with any unpaid interest due on March 27, 2004. In connection with this loan, the Company has issued an additional 25,000 options with an exercise price of $0.25 per share, and 25,000 options with an exercise price of $0.50 per share. Options are exercisable for a period of nine years.

     (c) Subsequent to October 31, 2002, the Company entered into an agreement to acquire $25,000,000 in Retail Rate Card Media Credits ("Media Credits") representing the right to purchase advertising by television, print, radio, internet, magazine, facsimile, direct mail and telephone at the customary retail cost without any discount or other concessions.

         Under the terms of the agreement, the Company will issue 400,000 series A preferred shares, with an assigned preference in liquidation of $1,500,000, in exchange for the right to purchase the advertising represented by the Media Credits at a discount of 50% from Retail Rate Card rates. The series A preferred shares represent a deposit of $1.5 million which will be applied pro rata against Media Credits used with the result that the Company will be required to make cash payments equal to 44% of the retail rate of the Media Credits actually used. The Company may also sell or transfer the Media Credits to third parties.

Essential Innovations Technology Corp.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Year ended October 31, 2002
Period from inception on February 9, 2001 to October 31, 2001
--------------------------------------------------------------------------------

15.  Subsequent events (continued):

     (c) Continued:

         The preferred shares are non-voting, not entitled to dividends, and automatically convert into common shares at the later of (i) eighteen months after the closing date of the agreement, and (ii) 180 days after an initial public offering of the Company's common stock that results in net proceeds to the Company of at least $10,000,000. The conversion price will be 75% of the price paid for shares of common stock by public investors in connection with the IPO of the Company. The preferred shares will be redeemable for $0.01 per share if Media Credits are not honoured by the providers or any Media Credits remain unused after their expiration at the end of ten years.

         In the event the Media Credits are not used or sold within six months of the closing date of the agreement, the Company will be required to pay a monthly standby fee equal to 1/12th of 1% of the amount represented by the Retail Rate Card of the media not so used or sold, to a maximum of $8,333 per month.

     (d) Subsequent to October 31, 2002, the Company entered into a agreement with a shareholder to acquire approximately 35 acres of commercial and residential lands in San Marcos, Texas at an appraised value of $1,570,334, payable on the closing date, being 90 days after the vendor is able to deliver clear title, by way of cash of $314,067 and the issuance of 628,134 common shares of the Company at an agreed price of $2 per share. This land will be classified as held for resale as it is the Company's intention to either sell the land or develop it for future sale. The Company has undertaken to register 315,000 of the common shares being issued in a registration statement to be filed with the Securities and Exchange Commission and the remainder of the shares in a secondary registration statement to be filed within 180 days of the first day of public trading of the Company's common shares. The Company will be required to issue additional common shares to the vendors equal to the difference, if any, between proceeds they received from the sale of their shares within the first twelve months from the first day of public trading of the Company's shares and $1,570,334.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)

Consolidated Balance Sheets
(Expressed in United States dollars)
April 30, 2003 (unaudited) and October 31, 2002

Assets
                                                                  April 30, 2003  October 31, 2002
                                                                    (unaudited)
                                                                 ----------------  --------------
Current assets:
          Cash                                                   $         29,527  $        1,925
          Goods and services tax receivable                                 3,640           4,323
          Prepaid expenses                                                 11,119             320
                                                                 ----------------  --------------
          Total current assets                                             44,286           6,568

Prepaid media credits (note 8(a))                                         440,000               -

Property and equipment (note 4)                                            41,186          31,402

Deposits                                                                    3,323           4,260
                                                                 ----------------  --------------

Total assets                                                     $        528,795  $       42,230
                                                                 ================  ==============

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
          Accounts payable                                       $         33,384  $       48,178
          Accrued liabilities                                              45,600          37,674
          Salaries payable                                                145,596               -
          Current portion of tenant inducements                             3,873           3,991
          Loans payable (note 5)                                           24,140          28,841
          Due to shareholders (note 6)                                     30,439         108,292
                                                                 ----------------  --------------
          Total current liabilities                                       283,032         226,976

Tenant inducements                                                              -           1,594
                                                                 ----------------  --------------

Total liabilities                                                         283,032         228,570
                                                                 ----------------  --------------

Stockholders' Equity (Deficiency) (note 7)
       Preferred stock:
          $0.001 par value, authorized 10,000,000 shares
          subscribed and unissued 400,000 shares (2002 - nil)                 400         -
       Common stock:
          $0.001 par value, authorized 100,000,000 shares
          issued and outstanding 10,729,157 shares
          (2002 - 9,543,000 shares                                         10,729           9,543

          subscribed and unissued 13,750 shares
          (2002 - 60,000 shares)                                               14              60
       Additional paid in capital                                       2,130,263         608,933
       Stock subscriptions receivable                                         (90)            (90)
       Deficit accumulated during development stage                    (1,880,604)       (795,947)
       Accumulated other comprehensive loss                               (14,949)         (8,839)
                                                                 ----------------  --------------
          Total stockholders' equity                                      245,763        (186,340)
                                                                 ----------------  --------------

Total liabilities and stockholders' equity                       $        528,795 $        42,230
                                                                 ================ ===============

                    See accompanying notes to consolidated financial statements.

                                                     F-20

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)

Consolidated Statement of Operations
(Expressed in United States dollars)
For the six months ended April 30, 2003 and 2002 and the cumulative period from inception on February 9, 2001 to April 30, 2003 (unaudited)



                                                                                               Cummulative
                                                                                              from inception
                                                          Six months         Six months        on February 9,
                                                          Ended April       Ended April        2001 to April
                                                           30, 2003           30, 2002             30, 2003
                                                         -------------      -------------       -------------
Revenue                                                  $           -      $           -       $       8,544

Cost of Sales                                                        -                  -               6,257
                                                         -------------      -------------       -------------

Gross Profit                                                         -                  -               2,287

Expenses:
          General and administrative                         1,040,258            283,129           1,625,917
          Research and development                              44,439             43,782             251,215
                                                         -------------      -------------       -------------
                                                             1,084,697            326,911           1,877,132

Other income (expenses):
          Loss on abandonment of leasehold improvements              -                  -              (6,138)
          Interest income                                           40                 36                 379
                                                         -------------      -------------       -------------
                                                                    40                 36              (5,759)
                                                         -------------      -------------       -------------

Loss for the period                                      $   1,084,657      $     326,875       $   1,880,604
                                                         =============      =============       =============

Loss per share - basic and diluted                       $        0.11      $        0.04       $        0.20

Weighted average number of shares outstanding               10,184,898          9,270,580           9,389,859
                                                         =============      =============       =============


                       See accompanying notes to consolidated financial statements.

                                                      F-21

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity and Comprehensive Loss
(Expressed in United States dollars)
For the six months ended April 30, 2003 (unaudited)


                                                                                             Deficit
                                                                                   Stock    accumulated  Accumulated
                                                    Preferred        Additional  subscrip-   during the     other         Total
                                Common stock       stock (note         paid in    tions     development  comprehensive stockholders'
                                 (note 7(c))           7(b))           capital   receivable   stage         loss          equity
                                 -----------       -----------       ----------  ---------- ------------ ------------- -------------
                                  Number of           Number of
                                    Shares   Amount    Shares   Amount
                                    ------   ------    ------   ------
Balance, October 31, 2002         9,603,000 $ 9,603          -  $   - $  608,933   $ (90) $   (795,947)  $  (8,839)  $  (186,340)

Common stock issued for cash        313,597     314                      200,433                                         200,747

Common stock issued
for equipment (note 7(b))            60,480      60                       30,180                                          30,240

Common stock issued on
conversion of loans (note 7(b))     370,580     371                      184,919                                         185,290

Common stock issued
for services received (note 7(b))   381,500     381                      190,369                                         190,750

Variable stock compensation
costs                                                                    362,500                                         362,500

Options issued in exchange
for services received note
7(c)(iv)                                                                  64,901                                          64,901

Options issued for financing
notes 5 and 7(c)                                                          41,607                                          41,607

Preferred shares subscribed
for prepaid media credits
but not issued (note 8(a))                             400,000    400    439,600                                         440,000

Cash received for 13,750
common shares subscribed
but not issued                       13,750      14                        8,736                                           8,750

Stock issue costs                                                         (1,915)                                         (1,915)

Loss for the period                                                                         (1,084,657)               (1,084,657)
Foreign currency translation                                                                                (6,110)       (6,110)
                                                                                                                      -----------
Comprehensive loss                                                                                                    (1,090,767)
                                 ---------- -------    -------  ----- ----------   -----  ------------   ---------   -----------

Balance April 30, 2003           10,742,907 $10,743    400,000  $ 400 $2,130,263   $ (90) $ (1,880,604)  $ (14,949)  $   245,763
                                 ========== =======    =======  ===== ==========   =====  ============   =========   ===========



                                  See accompanying notes to consolidated financial statements.

                                                              F-22

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)

Consolidated Statement of Cash Flows
(Expressed in United States dollars)
For the six months ended April 30, 2003 and 2002 and cumulative from inception on February 9, 2001 to April 30, 2003 (unaudited)


                                                                                                 Cumulative
                                                                                               from inception
                                                                Six months       Six months     on February 9,
                                                                  ended            ended        2001 to April
                                                              April 30, 2003   April 30, 2002      30, 2003
                                                             ----------------  --------------  ---------------
Cash provided by (used in):

Operations:
     Loss for the period                                     $     (1,084,657) $     (326,875) $    (1,880,604)
     Adjustment to reconcile loss for the period to
     net cash used in operating activities:
         Loss on disposal of leasehold improvements                         -               -            6,138
         Amortization of property and equipment                         7,602           5,933           22,029
         Amortization of tenant inducements                            (2,020)         (1,968)         (12,477)
         Services received, paid by issuance of
             common shares                                            182,875                          211,075
         Excess of fair value of common shares issued
         for debt conversion and equipment                            107,765                          107,765
         Services received, paid by issuance of
             options and warrants                                     469,008         125,242          619,249
         Changes in non-cash working capital (note 9)                 136,487         (36,998)         217,696
                                                             ----------------  --------------  ---------------
     Net cash used in operating activities                           (182,940)       (234,666)        (709,129)
                                                             ----------------  --------------  ---------------

Investments:
     Purchase of property and equipment                                     -          (2,328)         (54,109)
     Other                                                                  -             401           (4,260)
                                                             ----------------  --------------  ---------------
     Net cash used in investing activities                                  -          (1,927)         (58,369)
                                                             ----------------  --------------  ---------------

Financing:
     Issuance of common stock                                         207,582         189,595          647,587
     Tenant inducements received                                            -               -           16,042
     Advances from shareholders                                             -          30,000          116,656
     Repayments to shareholders                                        (5,208)        (12,621)         (13,692)
     Loan proceeds received                                            31,201          28,841           60,042
     Loan repayments                                                  (21,298)              -          (21,298)
                                                             ----------------  --------------  ---------------
     Net cash provided by financing activities                        212,277         235,815          805,337
                                                             ----------------  --------------  ---------------

Foreign exchange gain (loss) on cash held in
     foreign currency                                                  (1,735)              -           (8,312)
                                                             ----------------  --------------  ---------------

Increase in cash during the period                                     27,602            (778)          29,527

Cash at beginning of the period                                         1,925          18,910                -
                                                             ----------------  --------------  ---------------

Cash at end of the period                                    $         29,527  $       18,132  $        29,527
                                                             ================  ==============  ===============
Supplementary information:
     Interest paid                                           $              -  $            -  $             -
     Income taxes paid                                                      -               -                -
     Non-cash transactions:
         Common shares subscribed in exchange for stock
             subscriptions receivable                                       -          25,211                -
         Common shares issued for prepaid consulting
             services                                                   7,875
         Preferred shares subscribed for prepaid media credits        440,000
         Loans converted to common shares                             185,290
         Property and equipment acquired for stock                     30,240


                              See accompanying notes to consolidated financial statements.

                                                            F-23

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)

Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the six months ended April 30, 2003 and 2002 and the Period from inception on February 9, 2001 to April 30, 2003 (unaudited)

1. Description of business

Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the State of Nevada on April 4, 2001 (note 3(a)). The Company is engaged in the development and distribution of eco-friendly lifestyle enhancement solutions for the betterment of energy, water, air and health. To April 30, 2003, substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage enterprise. Essential Innovations Asia Limited was incorporated, as a wholly-owned subsidiary, on April 9, 2002 for the purpose of marketing, under exclusive global rights, except Canada and the United States, the bio-energetic devices produced by SOTA Instruments.

2.   Future operations

The Company's financial statements have been prepared using generally accepted accounting principles of the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenue from its products nor positive cash flow from operations and has a material working capital deficit. To continue as a going concern it is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds required will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these financial statements do not include any adjustment that could result there from. Failure to obtain sufficient additional funding will necessitate the Company to reduce or limit its operating activities.

3.  Significant accounting policies

(a) Basis of consolidation:

These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovation Corporation and Essential Innovations Asia Limited. Essential Innovation Corporation was incorporated on February 9, 2001 and represents the predecessor legal entity to the Company. Its operations have been combined with the Company's due to common control factors and the Company being the continuation of the subsidiary's activities. All significant inter-company balances and transactions have been eliminated.

(b) Cash and cash equivalents:

The Company considers all highly liquid debt instruments with maturities of three months or less when acquired to be cash equivalents.

(c) Property and equipment:

Property and equipment is stated at cost and is amortized over its estimated useful life to the Company of the following basis:

  ----------------------------------- ------------------------- ----------------
  Asset                               Basis                     Rate
  ----------------------------------- ------------------------- ----------------
  Automotive equipment                declining-balance         3 years
  Computer equipment                  declining-balance         3 years
  Office furniture and equipment      declining-balance         5 years
  Leasehold improvements              straight-line             3 years
  ----------------------------------- ------------------------- ----------------

(d) Investment tax credits:

The Company follows the cost reduction method of accounting for investment tax credits ("ITC") whereby the benefit of assistance is recognized as a reduction in the cost of the related capital asset or expenditure when receipt of the investment tax credit is considered to be reasonably assured. Once the Company's ITC claims have been assessed by Revenue Canada, any excess or deficiency of the net ITC receivable will be reflected in the period the notice of assessment is received.

(e) Tenant inducements:

Tenant inducements are capitalized and amortized over the initial term of the related lease.

(f) Research and development expenses:

Research and development costs are expensed as incurred. Costs incurred to date include personnel can facilities costs, amortization of related property and equipment and licensing fees for technology used in the development effort.

(g) Advertising expenses:

Advertising costs are expensed as incurred and included in general and administrative expenses. Prepaid media credits will be amortized into income as related media services are acquired for cash in accordance with the terms of the underlying agreement (note 8(a)).

(h) Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(i) Loss per share:

Basic Loss Per Share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted Loss Per Share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is anti-dilutive.

(j) Comprehensive loss:

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss, except for foreign currency translation adjustments as described in note 3 (l).

(k) Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal period. Actual results may differ from those estimates.

(1) Translation of foreign currencies:

The functional currency of the Company is the Canadian dollar. For reporting purposes, Canadian dollar denominated assets and liabilities are translated into United States dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses arising from Canadian dollar transactions are translated into United States dollars at the average rate for the period. Translation adjustments resulting from this process are presented in accumulated other comprehensive loss on the consolidated balance sheet as a separate component of stockholders' equity.

(m) Financial instruments:

The Company has the following financial instruments: cash, goods and services tax receivable, accounts payable, accrued liabilities, and amounts due to shareholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

(n) Concentration of credit risk:

Financial instruments that potentially subject the Company to credit risk consist principally of cash and goods and services tax receivable. Cash is deposited with high credit quality financial institutions. Goods and services tax is receivable from a department of the Government of Canada.

(o) Segment information:

The Company operates in two reportable segments. Substantially all of the Company's assets and operations are in Canada (note 12).

(p) Impairment or disposal of long-lived assets:

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(q) Stock based compensation:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25 and complies with the disclosure provisions of SFAS No. 123 Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of the Company's stock and the exercise price of options issued on the date of grant. Unearned compensation, if any, is amortized over the vesting period of the individual options. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

                                                                                     April 30,
                                                                            2003                   2002
                                                                  ---------------------------------------------
Loss, as reported                                                    $     (1,084,657)       $      (326,875)
Add stock-based employee compensation expense included in                     469,008                125,242
    reported net income, net of tax
Deduct total stock-based employee compensation expense
    determined under fair-value-based method for all rewards,
    net of tax                                                               (494,581)              (213,291)
                                                                     ----------------        ---------------
Pro forma loss                                                       $     (1,110,230)       $      (414,924)
                                                                     ================        ===============

(or) Interim financial statements

These interim financial statements are unaudited and include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

4. Property and equipment

Property and equipment consists of the following:

                                                                                   Net Book Value
                                                                          --------------------------------
                                                           Accumulated       April 30,       October 31,
                                             Cost         Depreciation          2003            2002
                                         -----------       -----------      ------------     ------------
Automotive equipment                     $    15,565       $       865      $     14,700     $          -
Computer equipment                             4,036             2,032             2,004            2,545
Computer Software                              1,395               336             1,059            1,240
Office furniture and equipment                12,746             3,592             9,154            9,498
Leasehold improvments                         30,797            16,528            14,269           18,119
                                         -----------       -----------      ------------     ------------
                                         $    64,539       $    23,353      $     41,186     $     31,402
                                         ===========       ===========      ============     ============

5. Loans Payable

Loans payable consist of the following:

                                           April 30, 2003      October 31, 2002
                                           --------------      ---------------
                      N. Wuschke           $            -      $        28,841
                      S. Wuschke                   24,140                    -
                                           --------------      ---------------
                                           $       24,140      $        28,841
                                           ==============      ===============

During the six months ended April 30, 2003 the loan payable to N. Wuschke, a family member of a director and officer of the Company, was repaid in full by converting $20,000 of the loan into 80,000 fully paid common shares and repaying the balance together with accrued interest. The shares were recorded at their estimated fair value of $40,000, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized a loss on settlement of $20,000. (Note 7(b)).

On April 1, 2003, S. Wuschke, a director and officer of the Company, made an unsecured loan to the Company in the amount of Cdn $45,000 (US $30,600), due on demand, payable monthly as to interest of 8% with the principal to be repaid in full on or before April 1, 2004. In connection with this loan, options were granted which entitle the holder to purchase 50,000 common shares of the Company until 2012, 25,000 at $0.25 per share and 25,000 at $0.50 per share. The fair value of the options of $37,978 has been expensed during the six months ended April 30, 2003.

6. Due to Shareholders

Amounts due to shareholders at April 30, 2003 are unsecured, without specific terms of repayment and non-interest bearing with the exception of $30,000 for which a flat interest of 12% has been accrued. In the year ended October 31, 2002, warrants were granted which entitle the holder of the $30,000 loan to purchase 50,000 common shares at $0.35 per share . The fair value of the warrants of $11,329 was expensed during the six months ended April 30, 2002. During the six months ended April 30, 2003 a shareholder has converted $72,645 of non-interest bearing loans into 290,580 common shares. The shares were recorded at their estimated fair value of $145,290, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized a loss on settlement of $72,645. (Note 7(b)).

7. Share Capital

(a) Preferred shares

During the year ended October 31, 2002 the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares.

During the six months ended April 30, 2003, the Company entered into an agreement for the acquisition of media credits requiring a deposit of $1.5 million which the Company satisfied in full by agreeing unconditionally to issue 400,000 series A preferred shares (see note 8(a)). For financial statement purposes the Company has recorded these shares at their estimated fair value of $440,000 or $1.10 per share. These shares are non-voting, not entitled to dividends and are automatically convertible into common shares, on a one for one basis, upon the later of eighteen months after the date of the agreement, February 14, 2003, or one hundred eighty days after the Company's initial public offering yielding a minimum of $10 million. The preferred shares will be redeemable at the option of the Company for $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

(b) Common shares

During the six months ended April 30, 2003, the Company issued 10,000 common shares for which proceeds had been received prior to October 31, 2002 and 313,597 common shares for total cash proceeds of $200,747 received during the period, including 25,800 shares at $0.25 per share, 187,000 shares at $0.50 per share, and 100,797 shares at $1.00 per share. The Company paid stock issue costs of $1,915 of which $1,107 was paid to two officers and directors of the Company. The Company also received $8,750 for 13,750 shares which remain unissued as at April 30, 2003.

In addition, the Company has recorded the following transactions during the six months ended April 30, 2003:

         - acquisition of certain automotive equipment, valued at $15,120, in exchange for 60,480 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the date of the transaction, and the Company has recorded a loss of $15,120 on the exchange.

         - conversion of a portion of certain shareholder and other loans totaling $92,645 for 370,580 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates of settlement, and the Company has recorded losses of $92,645 arising from the settlements (notes 5 and 6).

         - issuance of 381,500 common shares, to certain employees and consultants for services provided. The common shares have been recorded at their estimated fair value of $0.50 on the dates services were provided.

During the year ended October 31, 2002, the Company issued 220,000 common shares at $0.25 per share for total proceeds of $55,000 and 310,000 common shares at $0.50 per share for total proceeds of $155,000. The Company paid stock issue costs of $4,000.

During the year ended October 31, 2002, the Company issued 50,000 common shares to a director for services provided. These shares have been recorded at their estimated fair value of $0.50.

(c) Warrants and options

During the six months ended April 30, 2003 the Company issued the following options:

          i) options issued to certain investors to acquire 12,900 common shares at $0.25 per share and 12,900 common shares at $0.50 per share exercisable to the year 2007. The Company has expensed the fair value of $706 during the six months ended April 30,2003 in relation to these options.

          ii) options to a shareholder and director, for making a loan to the Company, to acquire 25,000 common shares at $0.25 per share and 25,000 common shares at $0.50 per share exercisable to the year 2012. The Company has expensed the fair value of $37,978 during the six months ended April 30, 2003 in relation to these options.

          iii) options issued to certain investors to acquire 10,000 common shares at $1.00 per share and 10,000 common shares at $2.00 per share exercisable to the year 2010. The Company has expensed the fair value of $2,923 during the six months ended April 30, 2003 in relation to these options.

          iv) 500,000 options to purchase common shares of the Company to certain employees and consultants consisting of 262,500 with an exercise price of $0.50 per share and 237,500 with an exercise price of $1.00 per share. All options are fully vested and exercisable to the year 2010. The Company has expensed the fair value of the options issued to consultants of $27,401, and the intrinsic value of the options issued to employees of $37,500, during the six months ended April 30, 2003.

A summary of the Company's stock options and warrants:

                                                 For the Six months ended April 30,
                                                  2003                       2002
                                    ----------------------------  --------------------------------
                                                       Weighted                     Weighted
                                                       average                      average
                                        Number of      exercise    Number of        exercise
                                         Options        price       Options           price
                                    ----------------------------  --------------------------------
Outstanding at beginning of period
 (October 31, 2002)                     2,880,000     $    0.57             -     $        -
Granted
   -options issued to directors,
    employees, advisors, and              500,000          0.74     2,520,000           0.60
    consultants
   -options issued to others               95,800          1.16        60,000           0.88
   -warrants                                                          300,000           0.28
Exercised                                       -             -             -              -
                                    ---------------------------------------------------------
Outstanding at end of period
 (April 30, 2003)                       3,475,800     $    0.61     2,880,000     $     0.57
                                    =========================================================

Options exercisable at end of period    3,020,000                   2,520,000
                                    =========================================================

                                              Exercise        Expiry
                               Number          Price           Date
                           ---------------- ------------- ---------------
     Directors                 225,000         $0.25           2007
     &                         125,000         $0.50           2007
     Employees                 262,500         $0.50           2010
                               750,000         $0.75           2012
                               750,000         $1.00           2012
                               237,500         $1.00           2010
     Advisors                  100,000         $0.25           2007
     &                          45,000         $0.50           2007
     Consultants                25,000         $1.00           2007
                               250,000         $0.75           2012
                               250,000         $1.00           2012
     Others                     12,900         $0.25           2007
                                12,900         $0.50           2007
                                30,000         $0.75           2007
                                30,000         $1.00           2007
                                10,000         $1.00           2010
                                10,000         $2.00           2010
                                25,000         $0.25           2012
                                25,000         $0.50           2012
     Warrants                  200,000         $0.25
                               100,000         $0.35

8. Commitments

(a) On February 14, 2003 the Company entered into an agreement to acquire $25,000,000 in Retail Rate Card Media Credits ("Media Credits") at a cost of $12.5 million. The Media Credits represent the right to purchase advertising by television, print, radio, internet, magazine, facsimile, direct mail and telephone at the customary retail cost without any discount or other concessions. These credits are valid for an initial period of eighteen months. At the end of the eighteen month period any unused credits will be automatically extended for use up to ten years from the date of the agreement.

         The Company has agreed unconditionally to issue 400,000 series A preferred shares in full satisfaction of an initial payment of $1,500,000 on the agreement. The remaining balance of $11 million will become payable as the media credits are used. The preferred shares are non-voting, not entitled to dividends and are automatically convertible into common shares upon the later of eighteen months after the date of the agreement or one hundred eighty days after the Company's initial public offering. The conversion price is the face value of the preferred shares converted divided by 75% of the price paid for common shares by public investors in connection with the initial public offering. The preferred shares will be redeemable, at the option of the Company, for $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

         The agreement calls for the Company to pay a stand-by fee, commencing six months after the agreement date, of 1% of the unpaid cost of the first $10 million (face value) of media credits not used.

         The Company has recorded this initial payment as a deposit to be expensed as the media credits are acquired and used by the Company.

(b) On March 24, 2003 the Company entered into a agreement with a shareholder to acquire approximately 35 acres of commercial and residential lands in San Marcos, Texas at an appraised value of $1,570,334 payable, on closing date, being 90 days after the vendor is able to deliver clear title, by way of cash of $314,067 and the delivery of 628,134 common shares of the Company at an agreed price of $2 per share.

         The Company has undertaken to register 315,000 of the common shares being issued in an upcoming registration statement and the remainder of the shares in a secondary registration statement to be filed within 180 days of the first day of public trading of the Company's common shares. A further condition is for the Company to issue additional common shares to the vendors equal to the difference between proceeds they received from the sale of their shares within the first twelve months from the first day of public trading of the Company's shares and $1,570,334.

         Subsequent to April 30, 2003 the Company issued the 628,134 common shares which are being deposited into escrow pending the closing of the acquisition of the land.

(c) The Company is committed under the terms of a lease for the use of office premises in the following annual amounts:


          --------------------------------------------------------------------
            2003                                               $       23,961
            2004                                                       39,935
         --------------------------------------------------------------------

(d) The Company is committed under the terms of an operating lease for an automobile in the following annual amounts:

           2003                                               $        2,419
           2004                                                        4,838
           2005                                                        4,838
           2006                                                        4,838
           2007                                                        2,419
                                                              ----------------

9. Changes in non-cash working capital

       Changes in non-cash working capital comprise the following:

                                                  April 30,       April 30,
                                                      2003           2002
                                                --------------- --------------
        Goods and services tax receivable       $          683  $       1,830
        Prepaid expenses                                (2,924)       (50,490)
        Accounts payable                               (14,794)        (1,418)
        Accrued liabilities                              7,926         13,080
        Salaries payable                               145,596              -
                                                --------------- --------------
                                                $       136,487 $      (36,998)
                                                =============== ==============


10. Related Party Transactions

During the six months ended April 30, 2003, the Company has accrued consulting fees to a company controlled by an officer and director of the Company in the amount of $27,000 (2002 - nil)

During the six months ended April 30, 2003, the Company paid commissions on certain equity raised to two officers and directors of $1,107 ( 2002 - nil)

11.  Subsequent events

Subsequent to April 30, 2003 the Company has received subscriptions for 8,700 common shares and total cash proceeds of $8,700.

12.  Segment Information

The Company views its operations in two businesses - geothermal and bio-energetic medical. The geothermal business is located in the Americas and the bio-energetic medical business is located in Asia. Summarized financial information by segment for the six months ended April 30, 2003 and 2002 and cumulative from inception on February 9, 2001 to April 30, 2003 as taken from the unaudited internal management reports, is as follows:

                                                                                 Cumulative
                                                                               from inception
                                             Six months        Six months      on February 9,
                                               ended             ended         2001 to April
                                           April 30, 2003     April 30, 2002      30, 2003
                                          ----------------    --------------  ---------------
Revenue
              Geothermal                  $            -     $          -     $          173
              Bio-Energetic Medical                    -                -              8,371
                                          --------------     ------------     --------------
                                          $            -     $          -     $        8,544

Loss
              Geothermal                  $    1,081,136     $    272,325     $    1,767,820
              Bio-Energetic Medical                3,521           23,300            112,784
                                          --------------     ------------     --------------
                                          $    1,084,657     $    295,625     $    1,880,604

Assets
              Geothermal                  $      527,705
              Bio-Energetic Medical                1,090
                                          --------------
                                          $      528,795


======================================  ================================


--------------------------------------
           TABLE OF CONTENTS
--------------------------------------
Prospectus Summary Information.......1            $25,000,000 Maximum
Risk Factors.........................4
Forward-Looking Statements..........10
Use of Proceeds.....................10
Common Stock and Dividend Policy....11
Dilution and Comparative Data.......12           ESSENTIAL INNOVATIONS
Management's Discussion and                        TECHNOLOGY CORP.
  Analysis or Plan of Operation.....14
Business and Property...............16
Management..........................24
Principal Stockholders..............28
Certain Transactions................30
Description of Securities...........31         5,000,000 Shares Maximum
Selling Stockholders................32               Common Stock
Plan of Distribution................33             $0.001 Par Value
Legality of Stock...................35
Where You Can Find
  Additional Information............35
Index to Financial Statements.......37

You should rely on the information
contained in this Prospectus. No
dealer, salesperson or other person is
authorized to give information that is
not contained in this Prospectus. This
Prospectus is not an offer to sell nor
is it seeking an offer to buy these
securities in any jurisdiction where
the offer or sale is not permitted.              ---------------------
The information contained in this                     PROSPECTUS
Prospectus is correct only as of the             ---------------------
date of this Prospectus, regardless of
the time of the delivery of this
Prospectus or any sale of these
securities. Until [__________], 2003
(40 days after the commencement of the
offering), all dealers that effect
transactions in these securities,
whether or not participating in this
offering, may be required to deliver a
Prospectus. This is in addition to the               July __, 2003
dealers' obligation to deliver a
Prospectus when acting as underwriters
and with respect to their unsold
allotments or subscriptions.

======================================     ====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of the registrant's articles of incorporation provides that, to the fullest extent permitted by the Nevada Law, the registrant shall indemnify directors and may indemnify officers, employees, or agents of the registrant to the extent authorized by the board of directors and in the manner set forth in the bylaws of the registrant. The bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada Law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The registrant also enters into indemnification agreements consistent with Nevada Law with certain of its directors and officers. In addition, the registrant's officers and directors are provided with indemnification against certain liabilities pursuant to a directors' and officers' liability policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable. (See Item 28. Undertaking.)


--------------------------------------------------------------------------------
              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------------------------------------------------------------------------------

         The following table sets forth the estimated expenses payable by Registrant in connection with the offering:

                           Nature of Expense                         Amount
SEC registration fees.........................................     $    2,023
Accounting fees and expenses..................................         30,000
Legal fees and expenses.......................................         50,000
Printing and engraving expenses...............................         10,000
State securities laws compliance fees and expenses............         20,000
Miscellaneous.................................................         17,977
                                                                   ----------
         Total................................................     $  130,000
                                                                   ==========


--------------------------------------------------------------------------------
                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

         During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

         Transactions involving the issuances of stock to persons who, at the time of such transactions, were either executive officers, directors, principal stockholders or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

Issuances to Founders and Directors

         Issuances upon Organization

         In March and April 2001, we issued an aggregate of 8,000,000 shares of our common stock to our founders and initial members of our board of directors. These shares were issued at their par value of $0.001 per share in recognition of the founder's contributions of the business plan and organizational efforts and of the directors' agreement to serve in that capacity. Each of our founders and initial directors was intimately acquainted with our business plan and proposed activities at the time of the issuance of these shares.

         Subsequent Issuances

         On June 1, 2001, we issued 70,000 shares of our common stock to the members of our board of directors at their par value of $0.001 per share in recognition of their continued service on our board of directors.

         In March 2003, we issued 290,580 shares of our common stock to Morpheus Financial Corporation (which is deemed to be owned by William Yang, one of our directors) upon the conversion of $72,465 owed to it at an agreed conversion rate of $0.25 per share. Morpheus Financial Corporation represented in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we also issued 50,000 shares at an agreed value of $0.50 per share to Mr. Yang as compensation for services performed on our behalf. Mr. Yang represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

Issuances to Investors outside the United States

         During the period from our inception (February 9, 2001) through the date of this prospectus, we have sold an aggregate of 1,711,097 shares of our common stock to a total of 56 investors outside the United States for a total of US$628,147 in cash. These shares were issued at prices ranging from $0.25 to $1.00 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In June 2001, we issued 25,000 shares of our common stock as compensation for services performed on our behalf by a contractor. These shares were issued at an agreed value of $0.001 per share. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued 60,480 shares of our common stock to an automobile dealer in Canada for two vehicles with an agreed value of $15,120. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued an aggregate of 2,371,500 shares at an agreed value of $0.50 per share to a total of four of our employees in Canada as compensation for their services. The employees represented in writing that they were not residents of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In March 2003, we issued 80,000 shares of our common stock to Norman Wuschke (the father of one of our directors) upon the conversion of $20,000 owed to him at an agreed conversion rate of $0.25 per share. Mr. Wuschke represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we issued 10,000 shares at an agreed value of $0.50 per share to one nonaffiliated individual for financial consulting and advisory services performed on our behalf. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

Issuances to United States Investors

         Between May 2001 and April 2003, we issued an aggregate of 90,000 shares of our common stock to a total of four United States investors for a total of US$33,000 in cash. These shares were issued at prices ranging between $0.25 and $0.50 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In March 2003, we issued 400,000 shares of Series A Preferred Stock with an agreed value of $3.75 per share to one investor as a deposit for the purchase of $1.5 million in media credits. No general solicitation was used, no commission or other remuneration was paid in connection with such transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued.

Exemptions from Registration

         Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in the Company and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of the Company to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates contained a restrictive legend.

--------------------------------------------------------------------------------
                                ITEM 27. EXHIBITS
--------------------------------------------------------------------------------

Exhibits

                   SEC
   Exhibit      Reference
    Number        Number                            Title of Document                                Location
-------------- ------------ ------------------------------------------------------------------- -------------------
   Item 3.                  Articles of Incorporation and Bylaws
-------------- ------------ ------------------------------------------------------------------- -------------------
    3.01              3     Articles of Incorporation                                           This filing
    3.02                    Articles of Amendment to the Articles of Incorporation              This filing
    3.03              3     Bylaws                                                              This filing

   Item 4.                  Instruments Defining the Rights of Holders, Including Indentures
-------------- ------------ ------------------------------------------------------------------- -------------------
    4.01              4     Specimen stock certificate                                          This filing
    4.02              4     Form of Designation of Rights, Privileges and Preferences of        This filing
                            Series A Preferred Stock

   Item 5.                  Opinion re: Legality
-------------- ------------ ------------------------------------------------------------------- -------------------
    5.01              5     Opinion of Kruse Landa Maycock & Ricks, LLC                         This filing

   Item 10.                 Material Contracts
-------------- ------------ ------------------------------------------------------------------- -------------------
    10.01            10     Lease between Canden Industries Ltd. and Essential                  This filing
                            Innovations Corp. dated September 1, 2001
    10.02            10     Technology Sale Agreement between William Baumgartner and           This filing
                            Essential Innovations Technology Corp. dated February 20, 2002
    10.03            10     International Marketing Agreement among SOTA Instruments,           This filing
                            Inc., Essential Innovations Asia Limited and Essential
                            Innovations Technology Corporation dated April 9, 2002
    10.04            10     Agreement between: Crown Plaza Executive Suites Corporation         This filing
                            and Essential Innovations Technology Corporation dated
                            November 26, 2002
    10.05            10     Official Term Sheet between Mr. Ken Telford and Essential           This filing
                            Innovations Technology Corp. effective January 1, 2003,
                            signed February 21, 2003

                                      II-5

                   SEC
   Exhibit      Reference
    Number        Number                            Title of Document                                Location
-------------- ------------ ------------------------------------------------------------------- -------------------
    10.06            10     Media Transfer and Stock Purchase Agreement among Essential         This filing
                            Innovations Technology Corporation, Digital Alliance Group,
                            LLC, and Millennium Capital Quest Corp. dated as of February
                            14, 2003
    10.07            10     Land Transfer and Stock Purchase Agreement among Essential          This filing
                            Innovations Technology Corp., Albert T. Lowman Living Trust,
                            Darlyne Rossow Lowman, Todd Alan Lowman and Cathy Lowman
                            Northcutt dated as of March 24, 2003
    10.08            10     Addendum to Original Land Transfer and Stock Purchase               This filing
                            Agreement among Essential Innovations Technology Corp.,
                            Albert T. Lowman Living Trust, Darlyne Rossow Lowman, Todd
                            Alan Lowman and Cathy Lowman Northcutt dated May 30, 2003

   Item 21.                 Subsidiaries of the Registrant
-------------- ------------ ------------------------------------------------------------------- -------------------
        21.01      21       Schedule of Subsidiaries                                            This filing

   Item 23.                 Consents of Experts and Counsel
-------------- ------------ ------------------------------------------------------------------- -------------------
        23.01      23       Consent of KPMG, LLP, Independent Accountants                       This filing
        23.02      23       Consent of Kruse Landa Maycock & Ricks, LLC                         Included in 5.01
                                                                                                above

   Item 24.                 Power of Attorney
-------------- ------------ ------------------------------------------------------------------- -------------------
        24.01      24       Power of Attorney Signatures                                        This filing
                                                                                                (included in
                                                                                                signature page)

--------------------------------------------------------------------------------
                              ITEM 28. UNDERTAKING
--------------------------------------------------------------------------------

         The undersigned registrant hereby undertakes that it will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (a) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) include any additional or changed material
                  information on the plan of distribution.

                  (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and includes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on July 3, 2003.

                                          Essential Innovations Technology Corp.
                                          (Registrant)


                                          By /s/ Jason McDiarmid
                                             -----------------------------------
                                             Jason McDiarmid, Its President
                                             and Principal Executive Officer

                                          By /s/ Kenneth G.C. Telford
                                             -----------------------------------
                                             Kenneth G.C. Telford
                                             Its Principal Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason McDiarmid with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


                                                  /s/ Jason McDiarmid
                                                  ------------------------------
                                                  Jason McDiarmid, Director

                                                  /s/ Steve Wuschke
                                                  ------------------------------
                                                  Steve Wuschke, Director

                                                  /s/ David Rezachek
                                                  ------------------------------
                                                  David Rezachek, Director

                                                  /s/ Diana M. Allen
                                                  ------------------------------
                                                  Diana M. Allen, Director

                                                  /s/ William Yang
                                                  ------------------------------
                                                  William Yang, Director

                                                  /s/ William Baumgartner
                                                  ------------------------------
                                                  William Baumgartner, Director

                                                  /s/ Jeane Manning
                                                  ------------------------------
                                                  Jeane Manning, Director

                                                  /s/ Kenneth G.C. Telford
                                                  ------------------------------
                                                  Kenneth G.C. Telford, Director